Exhibit 10.1



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                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                      among

                        CITIZENS COMMUNICATIONS COMPANY,

                                 CU CAPITAL LLC

                                       and

                         INTEGRA TELECOM HOLDINGS, INC.


                                February 6, 2006


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                                TABLE OF CONTENTS

                                                                                                                 Page





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ARTICLE 1. DEFINITIONS; INTERPRETATION............................................................................1

     1.1      DEFINITIONS.........................................................................................1
     1.2      INTERPRETATION.....................................................................................11

ARTICLE 2. PURCHASE AND SALE.....................................................................................12

     2.1      PURCHASE AND SALE..................................................................................12
     2.2      PAYMENT OF THE PURCHASE PRICE......................................................................12
     2.3      PURCHASE PRICE ADJUSTMENT..........................................................................13
     2.4      ALLOCATION.........................................................................................14
     2.5      RETAINED ASSETS; ELIMINATION OF INTERCOMPANY DEBT..................................................15
     2.6      PURCHASE DEPOSIT...................................................................................15

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF SELLERS.............................................................15

     3.1      AUTHORITY OF SELLERS...............................................................................15
     3.2      CAPITALIZATION; OWNERSHIP..........................................................................16
     3.3      ORGANIZATION; SUBSIDIARIES.........................................................................16
     3.4      NO CONFLICTS; CONSENTS AND APPROVALS...............................................................16
     3.5      REAL PROPERTY; NETWORK AND CONDITION OF ASSETS.....................................................17
     3.6      INTELLECTUAL PROPERTY..............................................................................19
     3.7      FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES...........................................20
     3.8      NO MATERIAL ADVERSE CHANGE.........................................................................22
     3.9      TAX MATTERS........................................................................................22
     3.10     LITIGATION.........................................................................................23
     3.11     EMPLOYEE BENEFITS AND RELATED MATTERS..............................................................24
     3.12     MATERIAL CONTRACTS.................................................................................25
     3.13     COMMUNICATIONS LICENSES............................................................................26
     3.14     BROKERS AND FINDERS................................................................................27
     3.15     EMPLOYEES..........................................................................................27
     3.16     ENVIRONMENTAL......................................................................................27
     3.17     COMPLIANCE WITH LAWS; LICENSES.....................................................................28
     3.18     ABSENCE OF CHANGES.................................................................................28
     3.19     TRANSACTIONS WITH AFFILIATES.......................................................................29
     3.20     INSURANCE..........................................................................................29
     3.21     CUSTOMERS..........................................................................................29
     3.22     CONSTRUCTION-IN-PROGRESS...........................................................................29
     3.23     T1 LOOPS...........................................................................................29
     3.24     CIRCUIT LEASES.....................................................................................30

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................................30

     4.1      AUTHORITY OF PURCHASER.............................................................................30
     4.2      CONSENTS AND APPROVALS.............................................................................30
     4.3      BROKERS, ETC.......................................................................................30
     4.4      SECURITIES.........................................................................................30
     4.5      FINANCING..........................................................................................31
     4.6      SOLVENCY...........................................................................................31
     4.7      FINANCIAL STATEMENTS...............................................................................31
     4.8      MATERIAL ADVERSE CHANGE............................................................................32
     4.9      INDEPENDENT INVESTIGATION..........................................................................32
     4.10     LEGAL QUALIFICATIONS...............................................................................32

ARTICLE 5. COVENANTS.............................................................................................32

     5.1      REASONABLE BEST EFFORTS; REGULATORY APPROVALS; THIRD PARTY CONSENTS................................32
     5.2      PRE-CLOSING ACCESS.................................................................................34
     5.3      OPERATION OF BUSINESS PRIOR TO CLOSING.............................................................34
     5.4      CONFIDENTIALITY....................................................................................36
     5.5      EMPLOYEE MATTERS...................................................................................37
     5.6      RECORDS; POST-CLOSING ACCESS TO INFORMATION........................................................39
     5.7      CONTINUED OPERATIONS...............................................................................39
     5.8      COMMUNICATIONS LICENSES............................................................................39
     5.9      NOTICE OF DEVELOPMENTS.............................................................................40
     5.10     COOPERATION IN LITIGATION..........................................................................41
     5.11     TRANSFER OF RETAINED ASSETS........................................................................41
     5.12     REASONABLE BEST EFFORTS TO OBTAIN FINANCING........................................................41
     5.13     EXCLUSIVITY........................................................................................42
     5.14     AUDIT..............................................................................................42
     5.15     ENVIRONMENTAL INVESTIGATION........................................................................42
     5.16     INSURANCE..........................................................................................43
     5.17     CONTINUED FINANCIALS...............................................................................43
     5.18     PURCHASER'S FINANCIALS.............................................................................43
     5.19     COVENANT NOT TO COMPETE; NON-SOLICITATION..........................................................43
     5.20     COOPERATION IN TRANSITION..........................................................................44
     5.21     NO ADDITIONAL REPRESENTATIONS......................................................................45
     5.22     LONG DISTANCE SERVICES.............................................................................45

ARTICLE 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER......................................................46

     6.1      WARRANTIES TRUE AS OF PRESENT DATE AND CLOSING DATE................................................46
     6.2      COMPLIANCE WITH AGREEMENTS AND COVENANTS...........................................................46
     6.3      COMPETITION LAW APPROVALS..........................................................................46
     6.4      TRANSACTION DOCUMENTS..............................................................................46
     6.5      CONSENTS...........................................................................................46
     6.6      INJUNCTIONS........................................................................................46
     6.7      CERTIFICATE........................................................................................46
     6.8      DELIVERIES BY SELLERS..............................................................................46
     6.9      FINANCING..........................................................................................46
     6.10     AUDITED FINANCIAL STATEMENTS.......................................................................46

ARTICLE 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS........................................................46

     7.1      WARRANTIES TRUE AS OF PRESENT DATE AND CLOSING DATE................................................47
     7.2      COMPLIANCE WITH AGREEMENTS AND COVENANTS...........................................................47
     7.3      COMPETITION LAW APPROVALS..........................................................................47
     7.4      TRANSFER OF RETAINED ASSETS........................................................................47
     7.5      TRANSACTION DOCUMENTS..............................................................................47
     7.6      INJUNCTIONS........................................................................................47
     7.7      CERTIFICATE........................................................................................47
     7.8      DELIVERIES BY PURCHASER............................................................................47

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ARTICLE 8. CLOSING; TERMINATION..................................................................................47

     8.1      CLOSING............................................................................................47
     8.2      DELIVERIES OF SELLERS..............................................................................47
     8.3      DELIVERIES OF PURCHASER............................................................................48
     8.4      TERMINATION........................................................................................48
     8.5      FURTHER ASSURANCES.................................................................................49

ARTICLE 9. SURVIVAL AND INDEMNIFICATION..........................................................................49

     9.1      SURVIVAL...........................................................................................49
     9.2      INDEMNIFICATION BY PARENT..........................................................................50
     9.3      INDEMNIFICATION BY PURCHASER.......................................................................50
     9.4      BASKET FOR CLAIMS..................................................................................50
     9.5      NET LOSSES; SUBROGATION; MITIGATION................................................................51
     9.6      CLAIMS.............................................................................................51
     9.7      NOTICE OF THIRD PARTY CLAIMS; ASSUMPTION OF DEFENSE................................................52
     9.8      SETTLEMENT OR COMPROMISE...........................................................................52
     9.9      LIMITATIONS ON LIABILITY...........................................................................53
     9.10     EXCLUSIVE REMEDY...................................................................................53
     9.11     PURCHASE PRICE ADJUSTMENTS.........................................................................53

ARTICLE 10. TAX MATTERS..........................................................................................53

     10.1     FILING TAX RETURNS; PAYMENT OF TAXES...............................................................53
     10.2     COOPERATION ON TAX MATTERS.........................................................................54
     10.3     TAX INDEMNIFICATION................................................................................54
     10.4     REFUNDS............................................................................................54
     10.5     AUDITS AND CONTESTS WITH RESPECT TO TAXES..........................................................55
     10.6     AUDIT ADJUSTMENTS..................................................................................56
     10.7     TAX WITHHOLDING....................................................................................56
     10.8     TAX SHARING AGREEMENTS.............................................................................57

ARTICLE 11. MISCELLANEOUS........................................................................................57

     11.1     EXPENSES...........................................................................................57
     11.2     AMENDMENT..........................................................................................57
     11.3     NOTICES............................................................................................57
     11.4     WAIVERS............................................................................................58
     11.5     COUNTERPARTS.......................................................................................58
     11.6     HEADINGS...........................................................................................58
     11.7     APPLICABLE LAW.....................................................................................58
     11.8     ASSIGNMENT.........................................................................................59

     11.9     NO THIRD PARTY BENEFICIARIES.......................................................................59
     11.10    SCHEDULES..........................................................................................59
     11.11    INCORPORATION......................................................................................59
     11.12    COMPLETE AGREEMENT.................................................................................59
     11.13    PUBLIC ANNOUNCEMENTS...............................................................................59
     11.14    SEVERABILITY.......................................................................................59

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Exhibits
--------

         Exhibit A.........Retained Assets
         Exhibit B-1.......Transition Services Agreement (Option A)
         Exhibit B-2.......Transition Services Agreement (Option B)
         Exhibit C-1.......Lease
         Exhibit C-2.......Lease
         Exhibit D         Letter Agreement
         Exhibit E         [Reserved]
         Exhibit F.........Confidentiality Agreement
         Exhibit G.........Commitment Letters
         Exhibit H.........Purchaser's Severance Arrangements
         Exhibit I.........Purchaser's Financial Statements
         Exhibit J.........Regulatory Opinion


Schedules

         Schedule 1.1(a)     Indebtedness
         Schedule 1.1(b)     Permitted Liens
         Schedule 1.1(c)     State PUC Consents
         Schedule 2.4        Allocation of Purchase Price
         Schedule 3.2        Capitalization; Ownership
         Schedule 3.3        Organization; Subsidiaries
         Schedule 3.4        No Conflicts; Consents and Approvals
         Schedule 3.5        Real Property; Network and Condition of Assets
         Schedule 3.6        Intellectual Property
         Schedule 3.7        Financial Statements; Absence of Undisclosed
                             Liabilities
         Schedule 3.8        Material Adverse Change
         Schedule 3.9        Tax Matters
         Schedule 3.10       Litigation
         Schedule 3.11       Employee Benefits
         Schedule 3.12       Material Contracts
         Schedule 3.13       Communications Licenses
         Schedule 3.15       Employees
         Schedule 3.16       Environmental
         Schedule 3.17       Compliance with Laws; Licenses
         Schedule 3.18       Absence of Change
         Schedule 3.19       Transactions with Affiliates
         Schedule 3.20       Insurance
         Schedule 3.21       Customers
         Schedule 3.22       Construction-in-Progress
         Schedule 3.23       T1 Loops
         Schedule 3.24       Circuit Leases
         Schedule 5.3        Operation of Business Prior to Closing
         Schedule 5.20       Cooperation in Transition
         Schedule 6.5        Consents

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

     This MEMBERSHIP INTEREST PURCHASE AGREEMENT is entered into as of the 6th day of February, 2006 between Citizens Communications Company, a Delaware corporation ("Parent"), CU Capital LLC, a Delaware limited liability company ("CU Capital" and collectively with Parent, "Sellers"), and Integra Telecom Holdings, Inc., an Oregon corporation ("Purchaser").

     WHEREAS, Parent is the sole member of CU Capital, and owns 100% of the outstanding membership interests in CU Capital;

     WHEREAS, CU Capital is the sole member of Electric Lightwave, LLC, a Delaware limited liability company (together with its corporate predecessor entity, the "Company"), and owns 100% of the outstanding membership interests in the Company;

     WHEREAS the Company is in the business of providing local telephone, data, network, and long distance services to small and medium enterprises as well as wholesale carrier services to other communications companies over its communications network (the "Business");

     WHEREAS, subject to the terms and conditions set forth herein, CU Capital desires to sell, assign and transfer to Purchaser, and Purchaser desires to purchase and take assignment and delivery from CU Capital of, all of the issued and outstanding membership interests of the Company;

     WHEREAS, prior to the Closing, the Company shall transfer certain assets set forth on Exhibit A hereto (the "Retained Assets") to an entity designated by Parent and such Retained Assets shall not be included as part of the Business being acquired by Purchaser in connection with the transactions contemplated hereby;

     WHEREAS, simultaneously with the Closing, Parent and Purchaser shall enter into a Transition Services and Network Sharing Agreement in either the form attached hereto as Exhibit B-1 or Exhibit B-2, as provided in Section 5.20 (the form of such agreement actually entered into by Parent and Purchaser being referred to as the "Transition Services Agreement"), pursuant to which Parent shall provide Purchaser with certain transition services and Purchaser will share its network with Parent for a specified period of time after the Closing (as defined in Section 2.1);

     WHEREAS, simultaneously with the Closing, Parent and Purchaser shall enter into leases in the forms attached hereto as Exhibits C-1 and C-2 (collectively, the "Lease") pursuant to which Parent shall lease a portion of the Headquarters (as defined below) to Purchaser for a specified period of time after the Closing; and

     WHEREAS, simultaneously with the execution of this Agreement, Parent and Purchaser are entering into a letter agreement in the form attached hereto as Exhibit D (the "Letter Agreement").

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, Purchaser and Sellers agree as follows:

                                   ARTICLE 1.
                           DEFINITIONS; INTERPRETATION

     1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

     "Adjusted Purchase Price" shall have the meaning set forth in Section 2.3.

     "Affiliate" means with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing.

     "Affiliated Group" means any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign Law.

     "Agreement" means this Membership Interest Purchase Agreement, including all Appendices, Schedules and Exhibits hereto, as it may be amended from time to time in accordance with its terms.

     "Agreement to Sell" shall have the meaning set forth in Section 3.2.

     "Another Transaction" shall have the meaning set forth in Section 5.13.

     "Assigning Party" shall have the meaning set forth in Section 11.8.

     "Audit" shall have the meaning set forth in Section 5.14.

     "Audited Financial Statements" shall have the meaning set forth in Section 5.14.

     "Benefit Plans" means employee benefit plan, program, policy, arrangement or agreement, including "employee welfare benefit plans" and "employee pension benefit plans", as defined in Sections 3(1) and 3(2), respectively, of ERISA,
(i) sponsored, maintained or contributed to by the Company or to which the Company is a party, (ii) covering or benefiting any current or former employee, officer, director, or manager of the Company (or any dependent or beneficiary of any such individual), or (iii) with respect to which the Company has (or could have) any obligation or liability.

     "Business" shall have the meaning set forth in the recitals of this Agreement.

     "Business Day" means any day of the year other than (a) any Saturday or Sunday, or (b) any other day on which banks located in New York, New York or Stamford, Connecticut generally are closed for business.

     "Carrier Agreement" shall have the meaning set forth in Section 3.5.

     "Closing" shall have the meaning set forth in Section 2.1.

     "Closing Balance Sheet" shall have the meaning set forth in Section 2.3.

     "Closing Cash" shall have the meaning set forth in Section 2.2.

     "Closing Date" shall have the meaning set forth in Section 8.1.

     "Closing Indebtedness" shall have the meaning set forth in Section 2.2.

     "Code" means the Internal Revenue Code of 1986, as amended, and all regulations, rulings and other pronouncements issued thereunder, as in effect from time to time.

     "Communications Act" shall mean the Communications Act of 1934, as amended, and the FCC Rules.

     "Commitment Letters" shall have the meaning set forth in Section 4.5.

     "Communications Contracts" means all Network Agreements and all agreements, joint venture agreements, purchase and sale agreements, service agreements, license agreements, technology agreements, manufacture or vendor agreements, supply agreements, Licenses and any other agreements to which the Company is a party or by which it is bound that are material to the operation of the Business as currently operated by the Company and that involve or relate to Communications Equipment, including municipal franchises and other contracts, agreements, permits or Licenses granting the Company access to or use of private or public rights-of-way and including software Licenses necessary to operate the Communications Equipment, in each case that are material to the operation of the Business as currently operated by the Company, other than Communications Licenses. Communications Contracts shall not include any Retained Contracts.

     "Communications Equipment" means, whether owned or leased, the Metropolitan Access Network, Long Haul Fiber Route and any switch, router, node or other electronic equipment or software or other equipment used in providing local telephone, data, network, and long distance services to small and medium enterprises or providing wholesale carrier services to other communications companies over its communications network.

     "Communications  Licenses"  means  the  FCC  Licenses  and  the  State  PUC
Licenses. Municipal franchises and other contracts, agreements, permits or Licenses granting the Company access to or use of public rights-of-way are not included within the term Communications Licenses.

     "Company" shall have the meaning set forth in the recitals of this Agreement.

     "Company Benefit Plan" shall have the meaning set forth in Section 3.11.

     "Company Employee" shall have the meaning set forth in Section 3.15.

     "Competing Business" shall have the meaning set forth in Section 5.19.

     "Confidentiality Agreement" means that certain confidentiality letter agreement, dated October 27, 2005, between Parent and Integra Telecom, Inc., a copy of which is attached as Exhibit F hereto.

     "Controlled Group Liability" shall have the meaning set forth in Section 3.11.

     "CU Capital" shall have the meaning set forth in the preamble hereof.

     "Damages" shall have the meaning set forth in Section 9.2(a).

     "Deposit" shall have the meaning set forth in Section 2.6.

     "Dispute Notice" shall have the meaning set forth in Section 2.3(a).

     "EBITDA"  means  earnings  before   interest,   taxes,   depreciation   and
amortization.

     "Environment" shall mean any of the following media:

          (i) land, including surface land, sub-surface strata, sea bed and river bed under water (as defined in clause (ii) hereof) and any natural or man-made structures;

          (ii) water, including coastal and inland waters, surface waters, ground waters, drinking water supplies and waters in drains and sewers, surface and sub-surface strata; and

          (iii) air, including indoor and outdoor air.

     "Environmental Laws" means all Laws relating to protection of the Environment and Releases of Hazardous Substances, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the
Superfund Amendments and Reauthorization Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, and any applicable United States federal, state or local Law having a similar subject matter.

     "Environmental Matter" shall mean:

          (i) pollution or contamination of the Environment, including soil or groundwater contamination or the occurrence or the existence of or the continuation of the existence of a Release;

          (ii) the treatment, disposal or Release of any Hazardous Substance;

          (iii) exposure of any person to any Hazardous Substance; or

          (iv)  the  material   violation  of  any   Environmental  Law  or  any
     Environmental Permit.

     "Environmental Permit" shall mean any License issued, granted or required under Environmental Laws, including Licenses relating to the disposal of batteries.

     "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
amended,  and  all  regulations,   rulings  and  other   pronouncements   issued
thereunder, as in effect from time to time.

     "ERISA Affiliate" shall have the meaning set forth in Section 3.11.

     "Estimated Balance Sheet" shall have the meaning set forth in Section 2.2.

     "Estimated Purchase Price" shall have the meaning set forth in Section 2.2.

     "Estimated  Working  Capital"  shall have the  meaning set forth in Section
2.2.

     "Excluded Cash" shall have the meaning set forth in Section 2.2.

     "Exclusivity Period" shall have the meaning set forth in Section 5.13.

     "FCC" means the Federal Communications Commission or any successor agency thereof.

     "FCC Consent" means the grant by the FCC of its consent in connection with the consummation of the transactions contemplated hereby.

     "FCC Licenses" means all Licenses issued or granted by the FCC to the Company.

     "FCC Rules" means all rules, regulations, published policies and decisions of the FCC promulgated under the Communications Act of 1934, as amended, or other statutory authority.

     "FICA" means the Federal Insurance Contributions Act.

     "Final Closing Cash" shall have the meaning set forth in Section 2.3.

     "Final  Closing  Indebtedness"  shall have the meaning set forth in Section
2.3.

     "Final Order" means a written action, decision or order issued by the FCC or a State PUC setting forth the consent of the FCC or the State PUC (a) which has not been reversed, stayed, enjoined set aside, annulled or suspended, and
(b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay, and the applicable time for filing any such requests and for the FCC or the State PUC to set aside the action on its own motion (whether upon reconsideration or otherwise) has expired, or (ii) in the event of review, reconsideration or appeal, the time for further review, reconsideration or appeal has expired.

     "Final Working Capital" shall have the meaning set forth in Section 2.3.

     "Financial Statements" means, collectively, (a) (i) the consolidated unaudited statements of earnings, cash flows and owners' equity of the Company and the Subsidiary for the year ended December 31, 2004, and (ii) the consolidated unaudited balance sheet of the Company and the Subsidiary as of December 31, 2004, and (b) (i) the consolidated unaudited statements of earnings, cash flows and owners' equity of the Company and the Subsidiary for the year ended December 31, 2005, and (ii) the consolidated unaudited balance sheet of the Company and the Subsidiary as of December 31, 2005, (the "Latest Balance Sheet" and collectively with the items referred to in (b)(i), the "Latest Financial Statements") all of which are attached hereto as Schedule 3.7.

     "Financing" shall have the meaning set forth in Section 4.5.

     "Franchise Agreements" means the municipal franchises that are necessary for the operation of the Business as currently conducted by the Company and other material contracts, agreements, permits or Licenses granting the Company access to or use of public rights-of-way.

     "FSAs" shall have the meaning set forth in Section 5.5.

     "GAAP" means United States generally accepted accounting principles in effect from time to time.

     "GAAP Exceptions" shall have the meaning set forth in Section 3.7.

     "Governmental Authority" means any U.S. federal, state or municipal entity or government and any political subdivision or other executive, legislative, administrative, judicial or other governmental department, commission, court, board, bureau, agency or instrumentality.

     "Governmental Required Consents" means (i) all applicable waiting periods under the HSR Act shall have expired or been terminated, (ii) the FCC Consents and (iii) the State PUC Consents.

     "Gross Purchase Price" shall have the meaning set forth in Section 2.2.

     "Hazardous Substance" shall mean, collectively, any (a) petroleum or petroleum products, or derivative or fraction thereof, radioactive materials (including radon gas), asbestos in any form that is friable, urea-formaldehyde foam insulation ("UFI"), lead paint and polychlorinated biphenyls ("PCBs"), and
(b) any chemical, material, substance or waste, which is now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances," "restricted hazardous wastes," "contaminants," or "pollutants", in each case as regulated under Environmental Laws, including materials that are deemed hazardous pursuant to any Environmental Laws.

     "Headquarters" shall mean the building currently used as the Company's headquarters located at 4400 NE 77th Avenue, Vancouver, Washington.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Income Taxes" means federal, state, local or foreign income or franchise Taxes or other Taxes measured in whole or in part by income or profits and any interest and penalties or additions thereon.

     "Income Tax Returns" means any Tax Returns of or with respect to Income Taxes.

     "Indebtedness" means (a) any indebtedness for borrowed money or guarantees of any such indebtedness (excluding any intercompany indebtedness that is extinguished as provided for in Section 2.5) and (b) any liabilities relating to any capital lease obligation of the Company arising out of any agreement set forth on Schedule 1.1(a).

     "Indemnified Party" means a Seller Indemnified Party or a Purchaser Indemnified Party, as applicable.

     "Indemnifying Party" means the Person or Persons claimed by the Indemnified Party to be obligated to provide indemnification under Article 9.

     "Intellectual Property" means United States and foreign: (a) registered and unregistered trade names, trademarks and service marks, (b) patent registrations and patent applications, (c) copyrights and copyright registrations and copyright applications therefor and (d) know-how, trade secrets, confidential information, database rights, domain names, IP numbering blocks, autonomous system numbers, customer lists, inventions, designs, drawings, blueprints, proprietary software and all other intellectual and industrial property rights and equivalent or similar forms of protection, other than off-the-shelf computer software.

     "Interconnection  Agreement"  shall have the  meaning  set forth in Section
3.5.

     "Interim Conversion Work" shall have the meaning set forth in Section 5.20.

     "IRS" means the Internal Revenue Service.

     "IRU" means an irrefutable or indefeasible right of use agreement.

     "Latest Balance Sheet" shall have the meaning referred to in the definition of Financial Statements.

     "Latest Financial Statements" shall have the meaning referred to in the definition of Financial Statements.

     "Law" means any law, statute, regulation, published policy, ordinance, rule, order, decree, judgment, consent decree or governmental requirement enacted, promulgated, entered into or imposed by any Governmental Authority.

     "LD" means long distance originating traffic services, terminating traffic services, operator assistance, directory assistance and any other related services currently provided to the Company by the Company's or Parent's existing LD carriers.

     "Leased Real Property" shall have the meaning set forth in Section 3.5(b).

     "Letter Agreement" shall have the meaning set forth in the recitals of this Agreement.

     "License" means all licenses, franchises, permits, consents, waivers, registrations, certificates, and other permits, authorizations or approvals issued or granted or required to be issued or granted by a Governmental Authority for the operation of the Business and/or for the ownership, lease or operation of the Company's properties. Except when used specifically in the context of the Communications Licenses, the term License shall exclude any Communications License.

     "Lien" means any lien, security interest, charge, claim, mortgage, servitude, easement, right of way, equitable interest, possessory interest, pledge, preference, priority, deed of trust, option, interest under a conditional sale agreement, assignment, lease or other encumbrance.

     "Long-Haul Agreement" shall have the meaning set forth in Section 3.5.

     "Long Haul Fiber Route" means the fiber network used by the Company that connects the Metropolitan Access Network.

     "Material Adverse Effect" means a material adverse change or effect (or any development that is reasonably likely to result in any such change or effect) on the assets, operations, results of operation or condition (financial or otherwise) of the Company; provided, that, for purposes of this Agreement, a Material Adverse Effect shall not include changes or effects resulting from (a) changes to the U.S. or global economy, as a whole, or the industry or markets in which the Company operates, unless in case of this clause (a), the changes adversely effect the Company in a disproportionate manner, (b) changes in the financial, banking or securities market conditions (including any disruption thereof and any decline in the price of any security (including any security of Parent) or any market index), (c) the announcement or disclosure of the transactions contemplated herein, (d) military action or any act of terrorism or any worsening thereof, unless in case of this clause (d), the changes adversely effect the Company in a disproportionate manner, (e) changes in regulatory or political conditions generally unless in case of this clause (e), the changes adversely effect the Company in a disproportionate manner, or (f) compliance with specific instructions from Purchaser in accordance with the terms of this Agreement.

     "Material Contracts" means (other than the Retained Contracts) all agreements, joint venture agreements, purchase and sale agreements, service agreements, license agreements, technology agreements, manufacture or vendor agreements, supply agreements, debt agreements and any other agreements (and any amendments or supplements thereto) to which the Company is a party or by which it is bound that is or involves:

          (a) aggregate payments by or to the Company in excess of $500,000 in any given year or has an aggregate future liability or payment from or to any Person in excess of $2,500,000;

          (b) employment of any person or non-employee sales representative or agent to the extent, with respect to non-employee sales representatives or agents, there has been more than $150,000 in payments under the agreement in either of the last two calendar years;

          (c) a covenant not to compete or other covenant of the Company restricting the Company from engaging in any business;

          (d) any manager, member or Affiliate of the Company or any current or former officer or employee of the Company or any of its Affiliates (other than the employment agreements covered by sub-clause (b) above);

          (e) the granting of a Lien (other than a Permitted Lien) upon any material Company asset;

          (f)  indemnification   of  any  Person  with  respect  to  liabilities
               relating to any current or former business of the Company or any predecessor Person;

          (g) an agreement not made in the ordinary course of business and that is material to the Business;

          (h)  any Governmental Authority that is material to the Business;

          (i)  a joint venture or partnership;

          (j) any Real Property Agreement, Network Agreement and any other Communication Contract; or

          (k) a license, sublicense, option or other agreement relating in whole or in part to the material Intellectual Property of or used by the Company.

     "Metropolitan Access Network" means the fiber network used by the Company within each of the Company's business market areas.

     "Network  Agreement"  means  each  Franchise   Agreement,   Interconnection
Agreement, Carrier Agreement, material Metropolitan Access Network Agreement and material Long Haul Agreement.

     "New Plans" shall have the meaning set forth in Section 5.5.

     "Non-assigning Party" shall have the meaning set forth in Section 11.8.

     "Option Agreement" shall have the meaning set forth in Section 3.2.

     "Owned Real Property" shall have the meaning set forth in Section 3.5(a).

     "Parent" shall have the meaning set forth in the preamble hereof.

     "Parent Plan" shall have the meaning set forth in Section 3.11.

     "Permitted Liens" means: (a) Liens in respect of liabilities to the extent shown or reflected as Liens on the Latest Balance Sheet or disclosed on Schedule 1.1(b), (b) Liens arising by operation of Law for Taxes or other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (c) Liens arising by operation of Law, in the ordinary course of business, including Liens arising by virtue of the rights of customers, suppliers and subcontractors in the ordinary course of business under general principles of commercial Law that do not detract from the value of the property or the use thereof in any material respect and that are for amounts not due and payable, (d) Liens securing rental payments under capital lease arrangements disclosed on Schedule 1.1(a), (e) restrictions on the transferability of securities arising under applicable securities Laws, (f) restrictions arising under applicable zoning and other land use Laws that do not, individually or in the aggregate, materially detract from the present use or occupancy of the property subject thereto, (g) defects in title, easements, rights of way, restrictions, covenants, or similar items relating to real property that do not, individually or in the aggregate, materially detract from the present use or occupancy of, or materially detract from the value of, the real property subject thereto, and (h) Liens arising under leases to lessees of a portion of the Owned Real Property that are disclosed in the Schedules to this Agreement.

     "Person" means any individual, corporation, partnership, association, limited liability company, trust, governmental or quasi-governmental authority or body or other entity or organization.

     "Portland Franchise Dispute" shall have the meaning set forth on Schedule 3.10.

     "Pre-Closing Tax Periods" shall have the meaning set forth in Section 10.1(a).

     "Proposed Final Balance Sheet" shall have the meaning set forth in Section 2.3.

     "Proposed  Final  Statements"  shall have the  meaning set forth in Section
2.3.

     "Proposed  Final  Working  Capital"  shall  have the  meaning  set forth in
Section 2.3.

     "Purchase Price" shall have the meaning set forth in Section 2.2(a).

     "Purchased Business Markets" shall have the meaning set forth in Section 5.20.

     "Purchased Interests" shall have the meaning set forth in Section 2.1.

     "Purchaser" shall have the meaning set forth in the preamble hereof.

     "Purchaser  Flexible  Spending  Plan"  shall have the  meaning set forth in
Section 5.5.

     "Purchaser  Indemnified  Party(ies)"  shall have the  meaning  set forth in
Section 9.2.

     "Purchaser's knowledge," or variations thereof, means the actual knowledge of Dudley Slater, Deborah Harwood, Matt Fahey, and Jim Huesgen.

     "Purchaser's  Severance  Arrangements"  shall have the meaning set forth in
Section 5.5.

     "Real Property" means the Owned Real Property and the Leased Real Property.

     "Real  Property  Agreement"  shall  have the  meaning  set forth in Section
3.5(b).

     "Records" shall have the meaning set forth in Section 5.6(b).

     "Regulations" shall mean the Treasury Regulations promulgated under the Code.

     "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration or leaching of any Hazardous Substances into the Environment, and "Released" shall be construed accordingly.

     "Required Cash Amount" shall have the meaning set forth in Section 4.5.

     "Retained Assets" shall mean those assets set forth on Exhibit A to this Agreement.

     "Retained Contracts" means those contracts to which the Company is a party that are included in the Retained Assets on Exhibit A hereto.

     "Retained Employees" shall have the meaning set forth in Section 5.5(a).

     "Reviewing Accountant" shall have the meaning set forth in Section 2.3.

     "Schedules" means the schedules attached to this Agreement and forming part of this Agreement.

     "Scott-Rice" shall have the meaning set forth in the recitals of this Agreement.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Sellers" shall have the meaning set forth in the preamble hereof.

     "Seller Flexible Spending Plan" shall have the meaning set forth in Section 5.5.

     "Seller Indemnified Party(ies)" shall have the meaning set forth in Section 9.3.

     "Seller Savings Plan" means the Citizens 401(k) Savings Plan.

     "Sellers' knowledge," or variations thereof, means the actual knowledge of Daniel McCarthy, Melinda White, Chuck Best, Michael Golob, Hilary Glassman and Rob Larson.

     "Settlement Proposal" shall have the meaning set forth in Section 5.10(b).

     "State PUC" means any state or local governmental department or commission having regulatory authority over the Business, as conducted in any jurisdiction.

     "State PUC Consents" means the grant by any State PUC to the Company of its consent in each applicable jurisdiction in connection with the consummation of the transactions contemplated hereby, as set forth on Schedule 1.1(c).

     "State PUC Licenses" means all Licenses issued by a State PUC to the Company in each applicable jurisdiction.

     "Straddle Period" means any Tax Period beginning before the Closing Date and ending after the Closing Date.

     "Subsidiary" shall have the meaning set forth in Section 3.3.

     "Tax" or "Taxes" mean (i) all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, capital stock, net proceeds, ad valorem, turnover, real, personal and other property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, unitary, severance and employees' income withholding, unemployment and Social Security taxes, duties, assessments and charges (including the recapture of any tax items such as investment tax credits), which are imposed by any Governmental Authority, including any interest, penalties or additions to tax related thereto imposed by any Governmental Authority with respect to such Taxes, (ii) liabilities in respect of any items described in clause (i) payable by reason of being a member of an Affiliated Group for any period, and (iii) liabilities in respect of any items described in clause (i) or (ii) payable as a result of any express or implied obligation to indemnify any other Person with respect to such amount by reason of contract, assumption, transferee liability, operation of Law or otherwise, including any liability for Taxes of a predecessor or transferor entity.

     "Tax Advantage" means the amount of any refund, credit or reduction in otherwise required Tax payments (net of any reduction of depreciation, amortization or other deductions as a result of an adjustment to the Purchase Price) actually realized in the Tax year in which the event occurs giving rise to the related Damages.

     "Tax Benefits" shall have the meaning set forth in Section 10.6(a).

     "Tax Detriments" shall have the meaning set forth in Section 10.6(a).

     "Tax Period" or "Taxable Period" means any period prescribed by any Governmental Authority for which a Tax Return is required to be filed or a Tax is required to be paid.

     "Tax Return" means any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax.

     "Third Party Claim" shall have the meaning set forth in Section 9.9.

     "Transaction Documents" means, when used in reference to Sellers, this Agreement, the Transition Services Agreement, the Lease, the Letter Agreement and the certificate delivered by Sellers pursuant to Section 6.7 and, when used in reference to Purchaser, this Agreement, the Transition Services Agreement, the Lease, the Letter Agreement and the certificate delivered by Purchaser pursuant to Section 7.7.

     "Transition Services Agreement" shall have the meaning set forth in the recitals of this Agreement.

     "Working Capital" shall have the meaning set forth in Section 2.2.

     1.2 Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Reference to any Person includes such Person's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. References to any federal, state, local, or foreign statute or Law shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Underscored references to Articles, Sections, paragraphs, clauses, Exhibits or Schedules shall refer to those portions of this Agreement. The use of the terms "hereunder," "hereof," "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of, or Exhibit or Schedule to, this Agreement. "As presently conducted" or "as currently conducted" with respect to the Company or the Business means the consistent conduct of the Business or Company as of and since December 31, 2004.

                                    ARTICLE 2.
                                PURCHASE AND SALE

     2.1 Purchase and Sale. Subject to the terms and conditions hereof, at the closing of the transactions contemplated hereby (the "Closing"), CU Capital shall sell, assign and deliver to Purchaser free and clean of any Lien other than those related to transferability under applicable securities Laws, and Purchaser shall purchase and take assignment and delivery of all of the membership interests of the Company (the "Purchased Interests") owned by CU Capital, representing all of the issued and outstanding membership interests of the Company.

     2.2 Payment of the Purchase Price.

          (a) Subject to the provisions of Section 2.3, the purchase price (the "Purchase Price") payable by Purchaser by wire transfer of immediately available funds to Parent, on behalf of Sellers, for the Purchased Interests shall be that amount equal to:

               (i) $247,286,922 (the "Gross Purchase Price"), minus

               (ii) that amount equal to all Indebtedness of the Company as of the Closing Date (the "Closing Indebtedness") based on the Estimated Balance Sheet;

               (iii) if the Estimated Working Capital (as defined below) is greater than zero, then plus the amount by which the Estimated Working Capital exceeds zero, or if the Estimated Working Capital is less than zero, then minus the amount by which the Estimated Working Capital is less than zero.

     Immediately prior to the Closing, Sellers shall cause the Company to distribute all of its cash and cash equivalents as of the Closing Date (excluding cash or cash equivalents (i) supporting payment or performance bonds or similar instruments or deposits or (ii) reserved for the Portland Franchise Dispute, if any, such amount referred to as "Excluded Cash") (the cash and cash equivalents to be distributed as aforesaid being referred to as the "Closing Cash"), based on the Estimated Balance Sheet (as defined below) but subject to adjustment as set forth below.

          (b) Sellers shall cause the Company to deliver to Purchaser at least three (3) Business Days prior to the Closing Date, an estimated balance sheet (the "Estimated Balance Sheet"), showing the estimated amounts of Closing Cash and Closing Indebtedness, along with a reasonable estimation of Working Capital as of the Closing Date (the "Estimated Working Capital") prepared in good faith and in accordance with GAAP (applied on a consistent basis with the Financial Statements but not subject to the exception set forth in Section 3.7(a)(ii)(z)), and a notice specifying the "Estimated Purchase Price" after giving effect to such deductions from and additions to the Gross Purchase Price based on the Estimated Balance Sheet (including the estimates of Closing Indebtedness and Closing Cash reflected therein) and the Estimated Working Capital. Purchaser shall have an opportunity to review and object to the Estimated Balance Sheet, such review to be prompt and any objection to be reasonable and in good faith. Parent shall consider such objections in good faith but Parent's reasonable determination of the Estimated Working Capital shall be final and binding for purposes of Closing.

          (c) Working Capital. For purposes of this Agreement, "Working Capital" means the excess of "current assets" of the Company (other than Closing
     Cash) over "current liabilities" of the Company, determined in good faith using the same accounting principles, practices, procedures, policies and methods that were employed by the Company in preparation of the Financial Statements; provided, however, that (1) "current liabilities" shall (x) exclude the current portion of any pre-paid IRU obligation and the current portion of any Closing Indebtedness, (y) include an accrual of $200,000 with respect to the Company's paid time off obligations, and (z) to the extent provided in Section 5.10(b), reduce the accrual for interest associated with the Portland Franchise Dispute, and (2) "current assets" shall (x) exclude Excluded Cash relating to the Portland Franchise Dispute to the extent there is not a corresponding liability included in "current liabilities" and (y) exclude pre-paid licenses to the extent the pre-paid licenses become assets of the Company in connection with Section 5.20(b).

     2.3 Purchase Price Adjustment. The Purchase Price shall be adjusted as set forth in this Section 2.3.

          (a) Calculation of Final Working Capital. On or before forty-five (45) Business Days after the Closing Date, Parent shall deliver to Purchaser a balance sheet, dated as of the Closing Date, in reasonable detail (and, in any event, in no less detail than the Latest Balance Sheet) prepared in good faith and in accordance with GAAP (applied on a consistent basis with the Financial Statements but not subject to the exception set forth in
     Section 3.7(a)(ii)(z)) (the "Proposed Final Balance Sheet") showing the amounts of Closing Cash and Closing Indebtedness, along with a calculation of the Working Capital as of the Closing Date (the "Proposed Final Working Capital" and collectively with the Proposed Final Balance Sheet, the "Proposed Final Statements") based on the Proposed Final Balance Sheet. The Proposed Final Statements shall be accompanied by an officer's certificate of Parent certifying that the Proposed Final Statements were prepared in good faith in a manner consistent with this Agreement. Upon receipt of the Proposed Final Statements, Purchaser shall have timely access to all of the books and records of the Company or Parent with respect to or relating to the Company related to the calculation of the Proposed Final Statements, including all of the detail and work papers used in Parent's preparation of the Proposed Final Statements. Within twenty (20) Business Days of Purchaser's receipt of such Proposed Final Statements, Purchaser may give written notice to Parent that it disputes certain items contained in any of the Proposed Final Statements (the "Dispute Notice") which shall specify in reasonable detail the dollar amount, if known, of any objection and basis therefor; provided, however, that if Purchaser does not deliver a Dispute Notice by such date, Purchaser will be deemed to have accepted such Proposed Final Statements and the Proposed Final Statements shall be final and binding on Purchaser and Sellers. Upon timely delivery of the Dispute Notice, Purchaser and Parent agree to confer in good faith with regard to the disputed items and an appropriate adjustment to the Proposed Final Statements shall be made to the extent agreed upon by Purchaser and Parent. If within twenty (20) Business Days after delivery of a Dispute Notice, Purchaser and Parent are unable to resolve the matter, either of them may within twenty (20) Business Days after the end of the previous twenty (20) Business Day period notify in writing (i) the other party and (ii) Deloitte & Touche LLP or another firm of independent accountants selected jointly by Purchaser and Parent (the "Reviewing Accountant"), who shall adjudicate only those items still in dispute with respect to the Proposed Final Statements. Purchaser and Parent shall have the opportunity to provide written submissions regarding their positions on the disputed matters, which written submissions shall be provided to the Reviewing Accountant, if at all, no later than fifteen (15) Business Days after the date of referral of the disputed matters to the Reviewing Accountant. The determination of the Reviewing Accountant shall be based solely on the written submissions by Purchaser and Parent and their respective representatives and shall not be by independent review. The Reviewing Accountant shall deliver a written report resolving only the disputed matters and setting forth the basis for such resolution within thirty (30) Business Days after Purchaser and Parent have submitted in writing (or have had the opportunity to submit in writing but have not submitted) their positions as to the disputed items. The determination of the Reviewing Accountant with respect to the correctness of each matter in dispute shall be final and binding on Purchaser and Sellers. The fees, costs and expenses of the Reviewing Accountant shall be borne entirely by the party whose assertions regarding the Final Working Capital, Final Closing Cash and Final Closing Indebtedness differ in the aggregate by the greatest amount from the Final Working Capital, Final Closing Cash and Final Closing Indebtedness, in the aggregate, as determined by the Reviewing Accountant. The closing balance sheet agreed upon by Purchaser and Parent (or deemed accepted by Purchaser) under this subsection, as adjusted, if necessary based on a decision by the Reviewing Accountant hereunder, is referred to herein as the "Closing Balance Sheet" and the final calculation of the Closing Cash, Closing Indebtedness and Working Capital reflected on such Closing Balance Sheet shall be referred to as the "Final Closing Cash," "Final Closing Indebtedness" and "Final Working Capital," respectively.

          (b) Purchase Price Adjustment.

               (i) If the Final Working Capital is less than the Estimated Working Capital, then the Purchase Price shall be decreased by the difference.

               (ii) If the Final Working Capital is greater than the Estimated Working Capital, then the Purchase Price shall be increased by the difference.

               (iii) If the Final Closing Indebtedness is less than the Closing Indebtedness reflected on the Estimated Balance Sheet, then the Purchase Price shall be increased by the difference.

               (iv) If the Final Closing Indebtedness is greater than the Closing Indebtedness reflected on the Estimated Balance Sheet, then the Purchase Price shall be decreased by the difference.

               (v) If the Final Closing Cash is less than the Closing Cash reflected on the Estimated Balance Sheet, then the Purchase Price shall be decreased by the difference.

               (vi) If the Final Closing Cash is greater than the Closing Cash reflected on the Estimated Balance Sheet, then the Purchase Price shall be increased by the difference.

     If the Purchase Price, adjusted as provided above (the "Adjusted Purchase Price"), is greater than the Purchase Price paid by Purchaser at Closing, then Purchaser shall pay to Parent the difference between the Adjusted Purchase Price and the Purchase Price paid at Closing. If the Adjusted Purchase Price is less than the Purchase Price paid by Purchaser at Closing, then Parent shall pay to Purchaser the difference between the Adjusted Purchase Price and the Purchase Price paid at Closing. Any payment due pursuant to this Section 2.3(b) shall be made within ten (10) Business Days after the Closing Balance Sheet becomes final and binding as provided in Section 2.3(a) by wire transfer of immediately available funds.

     2.4 Allocation. Schedule 2.4 sets forth an allocation of the Purchase Price (and all liabilities of the Company treated as assumed by Purchaser and other capitalized costs includible in the amount deemed paid for such assets, for Income Tax purposes; provided, however, that for the avoidance of doubt, any pre-paid IRU obligations shall not be includible in the amount deemed paid for the assets of the Company) among the assets of the Company (other than the Retained Assets) in accordance with Section 1060 of the Code and the Treasury regulations thereunder (and any similar provision of state, local or foreign Tax Law, as appropriate). Purchaser and Sellers and their respective Affiliates shall report, act and file Tax Returns (including, but not limited to IRS Forms
8594) in all respects and for all purposes consistent with Schedule 2.4. Neither Purchaser, Sellers nor any of their respective Affiliates shall take any position (whether in audits, Tax Returns or otherwise) which is inconsistent with such allocation unless required to do so by applicable Law.

     2.5 Retained Assets; Elimination of Intercompany Debt. It is understood and agreed by Purchaser that the Company shall transfer all of the Company's right, title and interest in, to and under the Retained Assets to an entity designated by Parent prior to the Closing and Purchaser shall not acquire any interest in the Retained Assets (or any interest therein) in connection with the transactions contemplated hereby. Immediately prior to the Closing, in order to extinguish all intercompany indebtedness owed to or by the Company by or to Sellers or any Affiliate of Sellers, Sellers shall contribute to the capital of the Company all intercompany indebtedness owed by the Company to Sellers or any Affiliate of Sellers, and the Company shall distribute to CU Capital as a Retained Asset all intercompany indebtedness owed to the Company by Sellers or any Affiliate of Sellers. Parent shall pay and be solely responsible for any Taxes that may result from the transfer of the Retained Assets or the cancellation and extinguishment of the intercompany indebtedness.

     2.6 Purchase Deposit. Concurrently with the execution of this Agreement, Purchaser has deposited $1.5 million with Parent to be held as provided herein. At the Closing, Sellers shall credit the amount of such deposit, along with an amount equal to 4.3% per annum on the deposit calculated from the date of the deposit to the application of the deposit in accordance with this Agreement (such amount, along with the $1.5 million deposit, the "Deposit") as part of the Purchase Price, and such amount shall reduce the amount payable by Purchaser pursuant to Section 2.2(a). If this Agreement is terminated pursuant to Section 8.4(c) (if such termination is a result of Purchaser's failure to fulfill any obligation under this Agreement or the failure to satisfy the condition set forth in Section 6.9), 8.4(d), or 8.4(f) then Parent shall retain such amount. If this Agreement is terminated for any other reason, the Deposit shall be paid by Parent to Purchaser within ten (10) Business Days of such termination.

                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers each represent and warrant to Purchaser as follows, except as set forth on the Schedules hereto, on the date of this Agreement (and such representations and warranties shall be deemed made on the Closing Date except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date):

     3.1 Authority of Sellers. Parent is validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. CU Capital is validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution, delivery and performance of this Agreement by Sellers has been duly authorized by all necessary corporate action in the case of Parent and all necessary limited liability company action in the case of CU Capital. This Agreement has been duly and validly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of each Seller, enforceable against such Seller in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect which affect creditors' rights generally, or (b) legal and equitable limitations on the availability of specific remedies.

     3.2 Capitalization; Ownership. All the issued and outstanding ownership and membership interests in CU Capital are issued to and owned by Parent and have been duly authorized and validly issued. The Purchased Interests, all of which are issued to and owned by CU Capital, constitute all the outstanding ownership and membership interests in the Company. All of the Purchased Interests have been duly authorized and validly issued. Except as set forth on Schedule 3.2, neither of Sellers nor the Company is a party to or bound by any (referred to as an "Agreement to Sell") contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any membership interests in the Company or any other security of the Company or any other security exercisable or exchangeable for or convertible into any membership interests in the Company or any other security of the Company, and, except as set forth in this Agreement or on Schedule 3.2, neither of Sellers nor the Company is a party to or bound by any outstanding option, warrant or other right to subscribe for or purchase, or contract, agreement or arrangement with respect to, any membership interests or any other security of the Company or any other security exercisable or exchangeable for or convertible into any membership interests or any other security of the Company (referred to as an "Option Agreement"). The Company is not a party to or bound by any agreement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. No ownership or membership interests of the Company were issued in violation or contravention of any securities Laws or regulations or in violation of any preemptive rights of any person or entity. The Purchased Interests are not represented by certificates.

     3.3 Organization; Subsidiaries.

          (a) The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own, lease and operate its properties and carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or ownership of its properties requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

          (b) Except for Electric Lightwave NY, LLC (the "Subsidiary"), a Delaware limited liability company, and as set forth on Schedule 3.3(b)(i), the Company does not own or control, directly or indirectly, any interest in any entity. As of the date hereof, the Company owns all the issued and outstanding ownership and membership interests in the Subsidiary. None of Sellers, the Company or the Subsidiary is a party to or bound by any Agreement to Sell or Option Agreement with respect to the Subsidiary. The Subsidiary is a limited liability company validly existing and in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own, lease and operate its properties and carry on its business as now being conducted. The Subsidiary is duly qualified to do business and is in good standing in the State of New York. The Subsidiary has no assets other than the assets listed on
     Schedule 3.3(b)(ii) and does not engage in any business.

     3.4 No Conflicts; Consents and Approvals. The execution and delivery of this Agreement by Sellers does not, and the consummation of the transactions contemplated hereby and the performance by Sellers of their respective obligations hereunder, assuming the receipt of the Governmental Required Consents and the consents, approvals and waivers listed on Schedule 3.4, will not: (a) violate or conflict with any term, condition or provision of (i) the charter, operating agreement, by-laws or analogous organizational document of either of Sellers or the Company, (ii) any agreement, lease, instrument, mortgage, License or franchise to which either of Sellers or the Company is a party or by which any of their respective properties are bound (other than with respect to the Retained Assets), or (iii) any Law applicable to either of Sellers or the Company and which violation would, in the case of clauses (ii) and (iii), reasonably be expected to have a Material Adverse Effect; or (b) result in the creation of any Lien upon any of the properties material to the

Company (or any interest of Sellers in the Company) or give to others (other than to Purchaser) any interest or right in any of their respective material properties, including a right to purchase any of such properties. Except for the Governmental Required Consents, and for such consents, authorizations and approvals as set forth on Schedule 3.4, no authorization, consent, or approval of, or filing with, any Governmental Authority is required in connection with the execution and delivery of, or performance by Sellers of their respective obligations under, this Agreement. Except for the consents, authorizations and approvals set forth on Schedule 3.4, any consents, authorizations and approvals in connection with the Retained Assets, and those, the failure to obtain which would not result in the loss of a material right of the Company, no authorization, consent or approval of, or filing with, any third-party that is not a Governmental Authority is required in connection with the execution and delivery of, or performance by Sellers of their respective obligations under, this Agreement.

     3.5 Real Property; Network and Condition of Assets.

          (a) Owned Real Property. Schedule 3.5(a) lists each parcel of real property owned by the Company (other than the Retained Assets) along with a corresponding street address for each parcel (the "Owned Real Property"). The Company is the sole owner in fee simple title of each parcel of Owned Real Property. The Company has good and marketable title to each parcel of Owned Real Property, free and clear of any Liens other than Permitted Liens. No Owned Real Property, including buildings and improvements thereon, is in material violation of any material zoning, land use or similar Laws. To Sellers' knowledge, there are no Laws requiring material repair, alteration or correction of any existing condition on any parcel of Owned Real Property. To Sellers' knowledge, the premises located on the Owned Real Property are in good condition and repair and are sufficient for the Business being conducted thereon, ordinary wear and tear excepted and subject to normal maintenance and repair in the ordinary course of business.

          (b) Leased Real Property. Schedule 3.5(b) describes all material leases, subleases, licenses, easements, rights of way and other occupancy agreements, including network and line leases, (each of the foregoing, a "Real Property Agreement" and the premises leased thereunder, the "Leased Real Property," which is referred to herein collectively with the Owned Real Property as the "Real Property") to which the Company is a party. The Real Property Agreements are the only leases, subleases, licenses, easements, rights-of-way or other occupancy agreements that are material to the operation of the Business in the ordinary course as presently conducted by the Company. The Company does not use or occupy any material Real Property, including buildings, improvements and points of presence, for which the Company does not have a right to use or occupy such material Real Property pursuant to a Real Property Agreement. The Company has a good and valid leasehold interest in and to, and is in occupancy of, all of the Leased Real Property under which it is a tenant or lessee, free and clear of any Liens other than Permitted Liens. All Leased Real Property of the Company that is material to the Business is in all material respects in the condition required of such property by the terms of the Real Property Agreement applicable thereto and is in adequate condition for its current operation and use.

          (c) Certain Network Agreements. Schedule 3.5(c)(i) lists all of the Franchise Agreements, including each modification, amendment and supplement thereto. Schedule 3.5(c)(ii) lists (i) each interconnection or similar agreement that is necessary to the operation of the Business as currently conducted by the Company, including each modification, amendment and supplement thereto ("Interconnection Agreement"), together with the counterparty, and (ii) each material telecommunications and data carrier/vendor or similar agreement (other than any Retained Contracts), including each modification, amendment and supplement thereto ("Carrier Agreement"), together with the counterparty. Each Interconnection Agreement, including each amendment or modification thereto and each other Communications Contract, including any access charge arrangements, that, in each case, are required to be filed by the Company, or to Sellers' knowledge, except as set forth on Schedule 3.5(c)(iii), the other party thereto, with a Governmental Authority, has been duly and timely filed with the appropriate Governmental Authority. Except as set forth on Schedule 3.5(c)(iv), there are no written, or to Sellers' knowledge, other, disputes or claims of any kind over $100,000 (individually or in the aggregate) with respect to any of the Network Agreements. Except as set forth on Schedule 3.5(c)(v), there are no written, or to Sellers' knowledge, other, claims or notices from a third party alleging or advising the Company that it considers the Company liable for any tariff or other payment of due but unpaid interstate or intrastate access charges or it believes the Company has provided services to Voice over IP services providers or other data service providers that are claimed to be in violation of federal or state Law or that have caused the Company to be liable for intrastate or interstate access charges or other fees or charges that the Company has not paid. Schedule 3.5(c)(vi) lists each payment or performance bond or letter of credit or other credit support for the Company's obligations under any Network Agreement (regardless of the Person providing such support).

          (d) Metropolitan Access Network. Sellers have provided to Purchaser maps showing in reasonable detail the Metropolitan Access Network, including, in reasonable detail, (i) the switching and transport network, which identifies by type and location all of the Company's switching or concentrator sites where the Company has purchased and installed switching assets, (ii) the routes of all fiber, buried conduit and copper plant installed and owned by the Company, (iii) the routes of all transport facilities which the Company leases or obtains from others, (iv) the fiber routes or lines, (v) approximate number of fibers available in each such fiber route, and (vi) approximate route miles in the Metropolitan Access Network. The Company owns or has a valid and existing right to use, attach or locate (including pole attachments) pursuant to a license, lease or other written agreement ("Metropolitan Access Network Agreement"), all of the equipment and fiber in the Metropolitan Access Network. Schedule
     3.5(d)(i) sets forth any material Metropolitan Access Network Agreement (not otherwise listed on Schedule 3.5), together with the counterparty. There are no other material agreements, including maintenance agreements, related to the Metropolitan Access Network, other than those on Schedule 3.5(d)(i) or otherwise set forth in Schedule 3.5. The Company has paid or pre-paid, among others, the obligations associated with the Metropolitan Access Network Agreements set forth on Schedule 3.5(d)(ii).

          (e) Long Haul Fiber Route. Sellers have provided to Purchaser maps showing in reasonable detail the Long Haul Fiber Route, and which depict the number and location of all regeneration facilities in the route, the fiber routes or lines, approximate number of fibers available in each such fiber route, and approximate route miles in the Long Haul Fiber Route. The Company has a valid and existing right to use, pursuant to a lease, IRU or other written agreement (including any swap agreement, "Long Haul Agreement"), all of the equipment and fiber reflected on the Long Haul Fiber Route maps. Schedule 3.5(e)(i) lists each material Long Haul Agreement, together with the counterparty. There are no other material agreements, including maintenance agreements, related to the Long Haul Fiber Route, other than those on Schedule 3.5(e). The Company has paid or pre-paid, among others, the obligations associated with the Long Haul Agreements set forth on Schedule 3.5(e)(ii).

          (f) Fiber. The fiber reflected on the Metropolitan Access Network maps and the Long Haul Fiber Route maps are all of the fiber used for the conduct of the Business as presently conducted by the Company. All of the fiber owned by the Company is free and clear of any Lien, other than Permitted Liens. The Metropolitan Access Network and the Long Haul Fiber Route comply, and have been maintained and perform, in all material respects, with applicable Bellcore, Underwriters' Laboratory, Network Equipment Building Standards and Electronic Industry Alliance - Telecommunications Industry Association standards or equivalents. All fiber in the Metropolitan Access Network and the Long Haul Fiber Route has been built and installed substantially in accordance with applicable permits and the Metropolitan Access Network and the Long Haul Fiber Route are currently operational.

          (g) Equipment and Other Assets. Schedule 3.5(g) lists, as of December 31, 2005, all personal property of the Company, including Communications Equipment (other than fiber or equipment otherwise referenced in Schedule 3.5), which is material to the operation of the Business as presently conducted by the Company, such Schedules setting forth the location of the assets as of such date. Except as set forth on Schedule 3.5(g), the Company owns or has a valid right to use all items of Communications Equipment and other personal property assets used in the conduct of the Business as presently conducted by the Company. The assets of the Company necessary for the conduct of the Business as presently conducted by the Company (other than the Retained Assets) are in good working order (ordinary wear and tear excepted), are, to Sellers' knowledge, free from any material defect and have been maintained in all material respects in accordance with the past practice of the Company. The Company has good and transferable title to all of its Communication Equipment and other material personal property and assets (other than (i) the Retained Assets and (ii) leased personal property and assets, with respect to which the Company has good and valid leasehold interests other than set forth on Schedule 3.5(g)), free and clear of all Liens, except Permitted Liens. The Sellers have made available to Purchaser true, correct and complete copies of the material personal property leases, together with all amendments, modifications or supplements thereto. Each of the material personal property leases is valid, binding and enforceable against each Company and, to the knowledge of the Company and the Sellers, the other parties thereto in accordance with its terms. All leased personal property of the Company that is material to the Business is in all material respects in the condition required of such property by the terms of the lease applicable thereto.

     3.6 Intellectual Property.

          (a) Except as set forth on Schedule 3.6(a), the Company owns or has the right to use (exclusive of Sellers) pursuant to valid licenses, sublicenses, agreements or permissions, obtained either directly or through Parent, all material items of Intellectual Property necessary for the operation of the Business as presently conducted, including Licenses for software for Communications Equipment. At Closing, each item of Communications Equipment will operate under a CALEA compliant version (for the purposes for which the Company is using such Communications Equipment) of the software used to operate the Communications Equipment.

          (b) Except as set forth on Schedule 3.6(b), since December 31, 2002, the Company has not received any written notice alleging that the Company has infringed upon any Intellectual Property rights of third parties. To Sellers' knowledge, the Company has not infringed upon any Intellectual Property rights of third parties, except for matters that would not, individually or in the aggregate, have a Material Adverse Effect. To Sellers' knowledge, except as set forth on Schedule 3.6(b), since December 31, 2002, no third party has infringed upon any Intellectual Property rights of the Company, except for matters that (i) would not, individually or in the aggregate, have a Material Adverse Effect and/or (ii) relate to Intellectual Property rights included in the Retained Assets.

          (c) Schedule 3.6(c) identifies each issued patent and each registered trademark, service mark, domain name, IP numbering blocks, autonomous system numbers and copyright owned by the Company (other than those included in the Retained Assets) and identifies each pending patent application or other application for registration that has been made with respect to any Intellectual Property owned by the Company (other than the Retained Assets). With respect to each item of Intellectual Property owned by the Company, except for matters set forth in Schedule 3.6(c):

               (i) the Company possesses all right, title and interest in and to the item, free and clear of any Lien, except for Permitted Liens; and

               (ii)  no  proceeding  is  pending  or,  to  Sellers'   knowledge,
          threatened which challenges the legality, validity, enforceability, use or ownership of the item.

          (d) Schedule 3.6(d) identifies each material item of Intellectual Property that any third party (including, for this purpose, Parent and its other Affiliates) owns and that the Company uses pursuant to a license, sublicense, agreement or with permission, such Schedule listing the license or agreement and any related maintenance agreement. Sellers have made available to Purchaser copies of all such licenses, sublicenses, agreements and permissions and any related maintenance agreement, each as amended to date. With respect to each such item of Intellectual Property identified on
     Schedule 3.6(d):

               (i) the license, sublicense, agreement or permission covering the item is in full force and effect;

               (ii) the Company has not received written notice regarding any actual or alleged material breach, violation or failure to comply with any such license, sublicense, agreement or permission and the Company is in material compliance with any such license, sublicense, agreement or permission and any related maintenance agreement;

               (iii) neither Seller has knowledge of any material breach, violation or failure to comply under any such license, sublicense, agreement or permission by the other party or parties thereto;

               (iv)  to  Sellers'   knowledge,   no  proceeding  is  pending  or
          threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property;

               (v) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement or permission;

               (vi) except as set forth on Schedule 3.6(d), there are no maintenance fees, "right to use" fees, license fees, taxes, annuity fees or other costs with respect to any license, sublicense, agreement or permission covering the item in excess of $25,000 per month.

     (e) There are no outstanding or unpaid (whether or not billed) "right to use" or similar fees for any Intellectual Property that the Company owns, has a right to use or uses, including those arising out of or related to an audit of "right to use" fees associated with switches.

     3.7 Financial Statements; Absence of Undisclosed Liabilities.

          (a) The Financial Statements, which are attached hereto as Schedule 3.7, and the Audited Financial Statements, when delivered to Purchaser, will:

               (i) have been prepared from, and are in accordance with, the books and records of the Company,

               (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except with respect to the Financial Statements (x) for the absence of footnotes, (y) for the absence of normal year-end adjustments, and (z) with respect to determining materiality for purposes of GAAP, the Financial Statements were prepared based on materiality relating to the Parent rather than materiality relating to the Company and the Subsidiary on a stand-alone basis (collectively the "GAAP Exceptions")),

               (iii) present fairly, in all material respects (with respect to the Company), the financial position of the Company as of the referenced dates and the results of operations and cash flows of the Company for the periods presented.

     (b) The books of account and other financial records of the Company: (i) reflect all material items of income and expense and all material assets and liabilities required to be reflected therein in accordance with GAAP applied on a consistent basis during the periods covered by the Financial Statements, and
(ii) are in all material respects complete and correct.

     (c) Schedule 3.7(c) sets forth the detailed profit and loss statements of the Company and each territory of operation for each of the nine months ended September 30, 2005 (the "Internal P&L Statements"). The Internal P&L Statements were derived from the books and records of the Company and reflect what Sellers believe to be a reasonably appropriate allocation of revenue and expense among the Company's territories, which allocation methodologies have been applied on a consistent basis through the periods referred to above and on a basis consistent with past preparation of such statements by the Company and Parent. Given the allocation methodologies referred to above, the Internal P&L Statements, taken as a whole, fairly present, in all material respects, the information set forth therein. The Internal P&L Statements eliminate, or do not reflect, intercompany revenue.

     (d) Schedule 3.7(d) sets forth the churn, renewals and new sold monthly recurring revenue by channel of the Company for (i) each of the twelve months ended December 31, 2004 and (ii) each of the nine months ended September 30, 2005 and the twelve months ended December 31, 2005. Such information is derived directly from the Company's billing systems and is presented on a consistent basis through the periods referred to above and consistent with past preparation by the Company and Parent.

     (e) The Company has no liability or obligation (whether absolute, accrued, contingent or otherwise) ("Liability"), including any Liability for any Indebtedness, except: (i) Liabilities reflected or reserved against in, or set forth on, the Latest Balance Sheet; (ii) liabilities that are disclosed in the Schedules; and (iii) Liabilities that either (A) were incurred in the ordinary course of business since the Latest Balance Sheet, (B) would not be required to be reflected on, reserved against or set forth on a balance sheet or notes thereto, prepared in accordance with GAAP (with respect to the Company) or (C) are not material in amount or significance to the Company. The Company has no capital lease obligations, other than as set forth on Schedule 1.1(a).

     (f) Parent maintains internal controls over financial reporting ("Internal Controls") which are designed to provide reasonable assurance, but not absolute assurance, that (i) records are maintained in reasonable detail, to accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) access to the Company's assets is permitted only in accordance with management's authorization. No representation or warranty is made in this Section 3.7(f) that the Parent's Internal Controls will prevent all error or all fraud.

     (g) The notes and accounts receivable of the Company are reflected properly in all material respects on its books and records and have arisen out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice.

     3.8 No Material Adverse Change. Except as set forth on Schedule 3.8, since September 30, 2005 there has not occurred any change in the condition (financial or otherwise) or results of operations of the Company that has had or would reasonably be expected to have a Material Adverse Effect.

     3.9 Tax Matters. Except as set forth in Schedule 3.9:

          (a) the Company and each Affiliated Group of which the Company is or has been a member (but only for the Taxable Period during which the Company has been a member thereof) has filed, or has had filed on its behalf, all Income Tax Returns and other material Tax Returns required to have been filed by or with respect to it and has directly, or has had on its behalf, paid or withheld, all Income Taxes and other material Taxes (whether or not shown on any Tax Returns as owing) due and payable by it, except for Taxes being contested in good faith, in which case the Company has made adequate provision in the Financial Statements in accordance with GAAP (applied on a consistent basis with the Financial Statements and subject to the exceptions set forth in Section 3.7(a)(ii)) for such Taxes. All such Tax Returns were at the time they were filed true, correct and complete in all material respects;

          (b) there have been no waivers or extensions of any statute of limitations filed with any Governmental Authority responsible for assessing or collecting Taxes of, or with respect to, the Company or the Business, or with respect to any Tax Return of, or which includes, the Company;

          (c) there is no material action, suit, proceeding, investigation, audit, claim or assessment pending or, to Sellers' knowledge, proposed with respect to any liability for Tax of, or with respect to, the Company or the Business, or with respect to any Tax Return of, or which includes, the Company. No power of attorney with respect to any Taxes has been executed or filed with any Governmental Authority by or on behalf of the Company that currently is in effect;

          (d) there are no material Liens for Taxes on any of the assets of the Company other than Liens for Taxes not yet due and payable;

          (e) no claim has ever been made in writing, or otherwise to Sellers' knowledge, by a Governmental Authority in any jurisdiction where the Company, or any of the Sellers with respect to the Company or the Business, does not file Tax Returns that the Company, or any of the Sellers with respect to the Company or the Business, is or may be subject to Tax by that jurisdiction. The Company (i) has never been a member of an Affiliated Group (other than the Affiliated Group of which the Parent is the common parent), and (ii) has no liability for the Taxes of any Person (other than itself) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), or as a transferee or successor, or by contract, or otherwise. The Company is not a party to any Tax allocation, sharing, indemnification or similar agreement;

          (f) (i) the amount of the Company's liability for unpaid Taxes for all periods ending on or before the date of the Financial Statements does not, in the aggregate, exceed by a material amount the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) with respect to the Company, as such accruals are reflected on the Latest Financial Statements, (ii) from and after the date of the Latest Financial Statements no liability for Taxes has been (or prior to Closing will be) incurred by the Company other than in the ordinary course of business and consistent with past practices, and (iii) the amount of the Company's liability for unpaid Taxes for all Pre-Closing Tax Periods and that portion of a Straddle Period relating to the period ending on the Closing Date shall not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected in the Closing Balance Sheet;

          (g) CU Capital has been properly classified as a "domestic eligible entity" disregarded as an entity separate from Parent within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii) (and any comparable provisions of state, local or foreign Law) since February 4, 2003. The Company has been properly classified as a "domestic eligible entity" disregarded as an entity separate from Sellers within the meaning of Treasury Regulations Section 301.7701-3(b)(1)(ii) (and any comparable provisions of state, local or foreign Law) since December 31, 2002 and the Subsidiary has made a valid election, effective as of January 20, 2004, to be classified as a corporation within the meaning of Treasury Regulations
     Section 301.7701-3(c) (and any comparable provisions of state, local or foreign Law) and will continue to be properly classified as a corporation through the Closing Date;

          (h) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, independent contractor, creditor or other third party. The Company is not obligated to make any payment or payments and is not a party to (or a participating employer in) any agreement or Benefit Plan that could obligate it or Purchaser to make any payment or payments that would not be deductible because of the application of Section 280G of the Code (or any similar provision of state, local or foreign Law), or that would give rise to additional Taxes or interest under Section 409A of the Code (or any similar provision of state, local or foreign Law);

          (i) the Purchaser will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Taxable Period (or portion thereof) ending after the Closing Date as a result of any: (i) change made on or prior to the Closing Date in method of accounting for a Taxable Period ending on or prior to the Closing Date;
     (ii) "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign Income Tax Law) executed on or prior to the Closing Date; (iii) intercompany transactions occurring at or prior to the Closing or any excess loss account in existence at Closing described in Treasury Regulations under Section 1052 of the Code (or any similar provision of state, local or foreign Income Tax Law); or (iv) installment sale or open transaction disposition made on or prior to the Closing Date; and

          (j) the Company has not engaged in, or has any commitment to engage in, a "reportable transaction" as set forth in Treasury Regulation 1.6011-4(b) or any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a "listed transaction," as set forth in Treasury Regulations Section 1.6011-4(b)(2).

     3.10 Litigation. Except as set forth on Schedule 3.10 and except for administrative agency proceedings of general applicability, there is no demand, claim, suit, action, arbitration or legal, administrative or other proceeding pending or, to Sellers' knowledge, any pending investigation or audit or any of the foregoing threatened against the Company or any of its officers, managers, directors, employees, assets, properties or businesses and relating to the Business or properties of the Company that:

          (a) relates to or is reasonably  likely to involve more than $100,000;

          (b) seeks any material injunctive relief; or

          (c) seeks to enjoin or obtain damages with respect to the consummation of the transactions contemplated hereby.

     The Company has no liability to Qwest with respect to the dispute covered by that certain letter agreement described on Schedule 3.10 hereto.

     3.11 Employee Benefits and Related Matters.

          (a) Set forth on Schedule 3.11(a) is a list of all Benefit Plans that are sponsored or maintained or contributed to by Parent (each, a "Parent Plan"). Neither the Company nor the Purchaser will have any material liability of any kind (whether direct or contingent) after the Closing with respect to any Parent Plan.

          (b) Set forth on Schedule 3.11(b) is a list of all Benefit Plans that are sponsored or maintained by the Company (each, a "Company Benefit Plan"). With respect to each Company Benefit Plan, the Company has delivered or made available to Purchaser a true, correct and complete copy of each writing constituting a part of such Company Benefit Plan (or, in the case of unwritten Company Benefit Plans, a complete and accurate description of each such Company Benefit Plan). No Company Benefit Plan is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code. Except as specifically provided in the foregoing documents delivered or made available to Purchaser, there are no amendments to any Company Benefit Plan that have been adopted or approved nor has the Company undertaken to make any such amendments or to adopt or approve any new Company Benefit Plan. There has been no amendment, interpretation or other announcement (written or oral) by the Company, any of its ERISA Affiliates or any other Person relating to, or change in participation or coverage under, any Company Benefit Plan that, either alone or together with other such items or events, could materially increase the expense to the Company of maintaining such Company Benefit Plan (or the Company Benefit Plans taken as a whole) above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements.

          (c) All of the Company Benefit Plans comply (and have, at all times complied) in form and in operation in all material respects with all applicable requirements of Law and each Company Benefit Plan has been administered at all times and in all material respects in accordance with its terms. All of the Parent Plans comply (and have, at all times complied) in form and in operation with all applicable requirements of Law, including the Code and ERISA and have been administered in all material respects in accordance with their terms, except, in each case, for such compliance failures and/or administration failures that would not result in a material liability to the Company. There has been no nonexempt "prohibited transactions" (as described in Section 406 of ERISA and Section 4975 of the Code) with respect to any of the Company Benefit Plans that could result in a material liability to the Company.

          (d) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code (i) is the subject of an unrevoked favorable determination letter from the IRS with respect to its qualified status under the Code, as amended by the Tax Reform Act of 1986 and all subsequent legislation, including, without limitation, that legislation commonly referred to as "GUST" and "EGTRRA," (ii) has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to request, and make any amendments necessary to obtain, such a letter from the IRS, or (iii) is a prototype or volume submitter plan that is entitled, under IRS Announcement 2001-77, to rely on the favorable opinion or advisory letter issued by the IRS to the prototype or volume submitter plan sponsor of the Seller Savings Plan. Nothing has occurred, or is reasonably expected by the Company or any of its ERISA Affiliates to occur, that could adversely affect the qualification or exemption of the Seller Savings Plan or its related trust or group annuity contract.

          (e) With respect to each Benefit Plan sponsored or maintained or contributed to (or required to be sponsored or maintained or contributed to) by the Company or any of its ERISA Affiliates at any time during the last six years that is subject to Title IV or Section 302 of ERISA or
     Section 601 et seq. of ERISA or Section 412, 4971 or 4980B of the Code, there does not now exist, nor, to Sellers' knowledge, do any circumstances exist that could result in, any Controlled Group Liability (as defined below) that would be a liability of the Company following the Closing. "Controlled Group Liability" means any liability (i) under Title IV or
     Section 302 of ERISA or Section 412 or 4971 of the Code or (ii) as a result of the failure to comply with the continuation coverage requirements of
     Section 601 et seq. of ERISA or Section 4980B of the Code, and, without limiting the foregoing, neither the Company nor any of its ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA. For purposes of this Agreement, "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. Neither the Company nor any of its ERISA Affiliates has sponsored or maintained or contributed to (or been required to sponsor or maintain or contribute to) any Benefit Plan that is (or was) subject to Title IV of ERISA or Section 302 of ERISA or Section 412 or 4971 of the Code and that covered employees of the Company at any time during the last six years.

          (f) Except as set forth on Schedule 3.11(f) and for the accelerated vesting under the Seller Savings Plan contemplated by Section 5.5(c), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of the Company, or result in any limitation on the right of the Company to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or Parent Plan or related trust. The terms of each Company Benefit Plan and Parent Plan permit the Company or Seller, as applicable, to amend and terminate such Benefit Plan or permit the Company to terminate its participation therein at any time and for any reason without penalty and without material liability or expense. None of the rights of the Company or any ERISA
     Affiliate under any Benefit Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated by this Agreement.

          (g) Except as set forth on Schedule 3.11(g), none of the Company, any of its ERISA Affiliates or any Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) post-employment or post-termination benefits of any kind, including, without limitation, death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Company, other than (i) continuation coverage mandated by Sections 601 through 608 of ERISA and Section 4980B(f) of the Code, (ii) retirement benefits under any Benefit Plan that is qualified under Section 401(a) of the Code, and (iii) deferred compensation that is accrued as a current liability on the Financial Statements.

          (h) There are no actions, suits or claims (other than routine claims for benefits) pending or, to Sellers' knowledge, threatened with respect to (or against the assets of) (i) any Company Benefit Plan, or (ii) any Parent Plan that would result in a material liability to the Company, nor, to Sellers' knowledge, is there a basis for any such action, suit or claim. None of the Company Benefit Plans nor the Seller Savings Plan is currently under investigation, audit or review, directly or indirectly, by any Governmental Authority, and, to Sellers' knowledge, no such action is contemplated or under consideration by any Governmental Authority. No Parent Benefit Plan is currently under investigation, audit or review by any Governmental Authority, and, to Sellers' knowledge, no such action is contemplated or under consideration by any Governmental Authority, in each case, to the extent that would result in a material liability to the Company.

     3.12 Material Contracts. Schedule 3.12 lists all of the Material Contracts. Except as set forth on Schedule 3.12, the Company is not in receipt of any written claim (or to Sellers' knowledge, oral claim) of breach of or failure to comply with any, and the Company is not in material breach of and is in material compliance with each, Material Contract. To Sellers' knowledge, each of the other parties to the Material Contracts has performed all material obligations required to be performed by such party, and is not in material default under, any Material Contract, and except as set forth on Schedule 3.12(b), no event has occurred that, with notice and lapse of time, or both, would constitute a material default or give rise to a right in the counterparty thereto to terminate such Material Contract prior to the stated term thereof. Each of the Material Contracts is a valid and binding obligation of the Company, is in full force and effect, and to Sellers' knowledge, is enforceable by the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect which affect creditors' rights generally, or (ii) legal and equitable limitations on the availability of specific remedies. True, correct and complete copies of all Material Contracts, including all modifications, amendments and supplements, have been provided or made available to Purchaser. No counterparty to any Material Contract has notified the Company in writing or, to Sellers' knowledge, otherwise, of its intent to terminate such Material Contract.

     3.13 Communications Licenses. Schedule 3.13 lists all of the Communications Licenses, which include any renewals, extensions or modifications thereof, and any pending applications for any Communications Licenses. The Company is the authorized legal holder of the Communications Licenses. All of the Communications Licenses are valid and in full force and effect and no Communications License is subject to any condition or requirement that is not generally imposed on such authorizations. The Company holds all Communications
Licenses required under applicable Law for the current operation of the Business. Except as set forth on Schedule 3.13, the Company (i) is and has operated in all material respects in compliance with all terms of the Communications Licenses; (ii) is in compliance in all material respects with, and the conduct of the Business by the Company is in compliance in all material respects with, the Communications Act and any applicable state or local Laws, including those of State PUCs, and (iii) has filed all registrations and renewals and all other material reports and other applicable documents (which are complete and accurate in all material respects) and paid all required fees, including any renewal applications, required by the Communications Act or any applicable state or local Laws, including those of State PUCs. There is not now pending or, to Sellers' knowledge, threatened, any action or proceeding by or before the FCC or any State PUC in which the requested remedy is the revocation, suspension, cancellation, rescission or modification of any of the Communications Licenses or the imposition of a monetary fine or other penalty. To Sellers' knowledge, no Person has asserted in writing to a Governmental Authority, and no Governmental Authority has asserted in writing, that any Communications License should be suspended, cancelled, revoked or modified, or that the Company is not in compliance with any Communications License. To Sellers' knowledge, no event has occurred that permits the suspension, cancellation, or revocation of any Communications License, or the imposition of any restriction thereon or that would prevent any Communications License from being renewed on a routine basis in the ordinary course. The execution and delivery of this Agreement by Sellers does not, and the consummation of the transactions contemplated hereby and the performance by Sellers of their respective obligations hereunder, assuming the receipt of the Governmental Required Consents, will not violate or conflict with any term, condition or provision of any material Communication License, will not result in any revocation, cancellation, suspension, or material modification of any material Communications License, or give rise to the right of any Governmental Authority to take any such action or fail to renew any material Communications License.

     Except for the representations and warranties of Sellers expressly set forth in this Section 3.13 or as specifically referred to elsewhere in this Agreement, neither of Sellers nor any other Person makes any other express or implied representation or warranty with respect to Communications Licenses, and none of the other representations and warranties contained in this Agreement shall be deemed to be given in relation to Communications Licenses.

     3.14  Brokers and  Finders.  Except for J.P.  Morgan  Securities  Inc.  and
Greenbridge Partners LLC, the fees and expenses of which shall be the responsibility of Sellers, no broker or investment banker acting on behalf of Sellers or the Company or under the authority of any of them is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from either of Sellers or the Company in connection with any of the transactions contemplated herein.

     3.15 Employees. Except as set forth on Schedule 3.15, (a) the Company is not a party to a collective bargaining agreement having provisions covering its employees and is not currently negotiating such an agreement, (b) no complaint against the Company is currently pending or, to Sellers' knowledge, threatened before the National Labor Relations Board or the Equal Employment Opportunity Commission or before any other analogous entity in the United States, and (c) there are no labor strikes, disputes, requests for representation, slowdowns, or stoppages actually pending or, to the Company's or Sellers' knowledge, threatened against the Company. Sellers have made available to Purchaser true and correct copies of any written material relating to the material personnel policies of the Company. Sellers have provided to Purchaser a list setting forth each individual, along with position, salary and hire date, who is employed by the Company as of the end of the most recent payroll period prior to the date of this Agreement (each such individual, a "Company Employee").

     3.16 Environmental.

          (a) Sellers have disclosed and made available to Purchaser all material Records and correspondence in the possession of the Company, or of which the Company is aware, relating to Environmental Matters with respect to the Real Property (other than the Retained Assets) and/or the Business of the Company, including those prepared for or submitted to applicable Governmental Authorities and any reports or assessments prepared by outside consultants or otherwise;

          (b) Except as set forth in Schedule 3.16, neither of Sellers nor the Company has received written notice within the last five years alleging that the Company might be potentially responsible for any material Release of Hazardous Substances with respect to the Real Property or the Business of the Company or for any material costs arising under, or material violation of, Environmental Laws with respect thereto or any Environmental Permit;

          (c) The Company is and has been in compliance in all material respects with Environmental Laws and Environmental Permits, including those relating to underground and/or above ground storage tanks and including obtaining or having required Environmental Permits, except as would not reasonably be expected to result in any material costs under, or material violation of, Environmental Laws or any Environmental Permit. To Sellers' knowledge, all batteries and underground and/or above ground storage tanks are in sound condition and not leaking.

          (d) Except as set forth in Schedule 3.16, there is not pending or, to the Sellers' knowledge, threatened against the Company any actions, orders, decrees, suits, demands, notices, directives, claims, Liens, investigations, proceedings or notices of noncompliance, liability or violation by any Governmental Authority or other Person alleging liability, whether contingent or otherwise (including investigation or remediation costs, administrative oversight costs and natural resource damages) arising out of, based on or related to Environmental Matters.

          (e) Except as would not result in any material cost to the Company, the Company has not caused and is not aware of any Release of Hazardous Substances, or that any Hazardous Substances had been Released, at any property currently or formerly owned or operated by the Company, or, except in compliance with Environmental Laws, the Company has not caused or arranged for any Release of Hazardous Substances at any off-site disposal location in connection with the current or past operations of Company. To Sellers' knowledge and except as set forth on Schedule 3.16, no property owned, leased or used by the Company contains or had contained asbestos in any form, lead paint, UFI or any PCBs (including transformers, capacitors, ballasts or other equipment which contain dielectric fluid containing
     PCBs).

     Except for the representations and warranties of Sellers expressly set forth on this Section 3.16, neither of Sellers nor any other Person makes any other express or implied representation or warranty with respect to Environmental Matters, and none of the other representations and warranties contained in this Agreement shall be deemed to be given in relation to Environmental Matters.

     3.17 Compliance with Laws; Licenses.  Except as set forth on Schedule 3.17:
(a) the Company is currently in compliance with all applicable Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, and (b) the Company is in possession of all Licenses required under applicable Law for the current operation of the Business, including construction permits, highway crossing licenses and permits and other similar licenses and permits, and right-of-way licenses to own, operate and use its network, and are in compliance with the requirements and limitations included in such Licenses, except where the failure to so possess or comply would not reasonably be expected to have a Material Adverse Effect.

     3.18 Absence of Changes. Except as set forth in Schedule 3.18, since December 31, 2004, the business of the Company has been conducted in the ordinary course of business and in substantially the same manner as previously conducted and has made reasonable efforts consistent with past practices to preserve the relationships of the Company with customers, suppliers, Governmental Authorities and others with whom the Company deals. Except as set forth in Schedule 3.18, since September 30, 2005, there has not been:

          (a) any granting by the Company to any officer or employee of the Company of (i) any increase in compensation, severance or termination pay or (ii) any right to participate in (by way of bonus or otherwise) the profits of the Company, except, in each case, in the ordinary course of business consistent with past practice or as was required under employment agreements or salary or wage policies referred to and disclosed in accordance with this Agreement;

          (b) any damage, destruction or loss, whether or not covered by insurance, to any material property of the Company or any material Communications Equipment;

          (c) any assets or rights of the Company sold, removed, transferred, distributed, assigned or diverted directly or indirectly to either Seller or any Affiliate of Sellers, other than cash sweeps to Parent (or its designee) in the ordinary course of business and the payment of intercompany payables with cash in the ordinary course of business consistent with past practice and reflected in the Financial Statements and other than the transfer of the Retained Assets pursuant hereto;

          (d) any termination or amendment to any Company Benefit Plan (or the adoption of any plan that would be a Company Benefit Plan if adopted), except in each case as required by Law;

          (e) any change in any method of accounting or accounting practice or policy other than those required by GAAP;

          (f) any acquisition by merging or consolidating with, or by purchasing a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than in the ordinary course of business) that are material, individually or in the aggregate, to the Company; or

          (g) any entry into, amendment, modification or termination of any Material Contract, other than any such entry, amendment, modification or termination (A) that is in the ordinary course of business consistent with past practice and (B) the effect of which is not materially adverse to the Business.

     3.19 Transactions with Affiliates. Except as set forth on Schedule 3.19(a) and except for (a) normal advances to employees consistent with past practice,
(b) payment of compensation for employment to employees consistent with past practice, (c) participation in Parent Plans by employees, (d) intercompany Indebtedness set forth on the face of the Latest Balance Sheets or to be set forth on any financial statement to be delivered pursuant to Section 5.17, (e) the provision of benefits and services by Parent to the Company necessary for the operation of the Business as conducted by the Company on the date hereof and described in Schedule 3.19(a) and (f) the transfer or retention of the Retained Assets, the Company has not (i) purchased, acquired, used or leased any property, goods or services from, (ii) transferred or leased any property to or provided services (with or without compensation) to, (iii) become an obligee with respect to any Indebtedness of, or (iv) entered into or been subject to any management, consulting or similar agreement with, any officer, director or member or Affiliate of the Company, nor has the Company incurred any
Indebtedness payable to or in favor of any such Person. After the Closing, Sellers and their Affiliates will have no equity interest or, except as specifically contemplated by this Agreement or set forth on Schedule 3.19(b) or otherwise agreed to by Purchaser, other direct or indirect interest in the Company and will have no arrangements of the type described in Schedule 3.19(a) with the Sellers.

     3.20 Insurance. The Company or Parent has maintained and will continue to maintain until the Closing Date the insurance described in Schedule 3.20, which insurance covers the Company's tangible real and personal property and assets, whether owned or leased, against loss or damage by fire or other casualty. All such insurance is in full force and effect on the date of this Agreement. The Company has promptly and adequately notified the Parent's or Company's, as the case may be, insurance carriers of any and all claims known to Sellers with respect to the operations, products or services of the Company for which the Company is insured. The Company or the Parent, with respect to the Business, has not been refused any insurance coverage by any insurance carrier to which either has applied for insurance during the past three years.

     3.21 Customers. Schedule 3.21 lists, for the most recent completed fiscal year, the 20 largest carrier customers and 20 largest enterprise customers of the Company, in each case by revenues, such Schedule including aggregate sales per customer during the relevant periods. Except as set forth in Schedule 3.21, since December 31, 2004, there has not been (i) any material adverse change in the business relationship with any customer named in Schedule 3.21 or (ii) any material change in any material term (including credit terms) of the sales agreements or related agreements with any such customer.

     3.22 Construction-in-Progress. Schedule 3.22 sets forth, as of the date of this Agreement, a reasonably detailed description of each project involving in the aggregate $500,000 or more, where the Company is constructing, or has contracted or otherwise arranged for the construction (through a joint venture type of arrangement or otherwise), of any fiber or other network assets.

     3.23 T1 Loops. Attached to Schedule 3.23 is the complete agreement with Qwest Communications regarding any obligation of the Company to purchase T1 loops from Qwest (the "Qwest Regional Commitment Plan"). Schedule 3.23 sets forth: (i) the number and the associated monthly recurring cost or expense of "special access" T1 loops the Company purchased or leased from Qwest, and the number and the associated monthly recurring cost or expense of UNEs the Company otherwise purchased or leased from Qwest, in each case as of October 31, 2005 and (ii) the minimum aggregate and monthly number, and associated monthly recurring cost or expense, of "special access" T1 loops and other leased circuits the Company is obligated to purchase or lease from Qwest.

     3.24 Circuit Leases. Schedule 3.24 lists all of the circuits the Company leases as of January 25, 2006, along with the counterparty. All such circuits are leased for the sole operation of the Business as presently conducted by the Company. The circuits listed on Schedule 3.24 are all of the circuits necessary for the operation of the Business as presently conducted by the Company. Except for those circuits listed on Schedule 3.19(a)(1) as Retained Assets (which circuits are used for the operation of the Parent's business), the circuits listed on Schedule 3.24 that the Company leases from Parent or an Affiliate of Parent are used in or for the operation of the Company's business as opposed to the operation of Parent's business.

                                   ARTICLE 4.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Sellers as follows on the date of this Agreement (and such representations and warranties shall be deemed made on the Closing Date):

     4.1 Authority of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Oregon, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect that affect creditors' rights generally or (b) legal and equitable limitations on the availability of specific remedies.

     4.2 Consents and Approvals. Assuming the receipt of the Governmental Required Consents of the Purchaser and consents in connection with its financing of the transactions contemplated by this Agreement, the execution and delivery of this Agreement by Purchaser does not, and the consummation of the transactions contemplated hereby and performance by Purchaser of its obligations hereunder will not, violate or conflict with any provision of: (i) the charter, operating agreement, by-laws or analogous organizational document of Purchaser;
(ii) any material agreement, lease, instrument, mortgage, license or franchise to which Purchaser is a party or by which any of its properties is bound; or
(iii) any Law applicable to Purchaser and which violation or conflict would reasonably be expected to have a material adverse effect on Purchaser's ability to consummate the transactions contemplated hereby. Except for the Governmental Required Consents of Purchaser, no authorization, consent or approval of, or filing with, any Governmental Authority is required in connection with the execution and delivery of, or performance by Purchaser of its obligations under, this Agreement.

     4.3 Brokers, Etc. Except for FTI Consultants, the fees and expenses of which shall be the responsibility of Purchaser, no broker or investment banker acting on behalf of Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated hereby.

     4.4 Securities. Purchaser hereby acknowledges that the Purchased Interests are not registered under the Securities Act or registered or qualified for sale under any applicable securities Law of the United States or any other country or any state or province of the United States or any other country and cannot be resold without registration thereunder or exemption therefrom. Purchaser is acquiring the Purchased Interests for its own account as principal, for investment purposes and has no present intention to dispose of the Purchased Interests, in whole or in part, or of any interest in the Purchased Interests to any other Person whether by public distribution or otherwise. Purchaser has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the Purchased Interests and has the ability to bear the economic risks of such investment.

     4.5 Financing. Attached as Exhibit G are complete and accurate copies of the commitment letters (the "Commitment Letters") executed by the financing sources thereto, pursuant to which those financing sources have committed, subject only to the terms and conditions set forth in the Commitment Letters, to provide the financing to consummate the purchase of the Company in accordance with this Agreement (the "Financing"). Purchaser has the financial ability to consummate the transactions contemplated by this Agreement, subject only to obtaining the Financing. The obligation to fund the Financing under the Commitment Letters is not subject to any condition other than as set forth in the Commitment Letters. The Commitment Letters are in full force and effect; all commitment fees required to be paid thereunder have been paid in full or will be duly paid in full if and when due; and the Commitment Letters have not been amended or terminated. Purchaser has no reason to believe that any condition to the Commitment Letters that is within its control will not be satisfied or waived prior to Closing. As of the Closing, subject to receiving the Financing, Purchaser will have received cash in an aggregate amount sufficient to pay all amounts required to be paid by it in connection with the Closing, including the Purchase Price and all payments, fees and expenses related to or arising out of the acquisition of the Purchased Interests (the "Required Cash Amount").

     4.6 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by Purchaser, Purchaser and its subsidiaries shall be able to pay their respective debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay their respective debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by Purchaser in order to give effect to the transactions contemplated by this Agreement, Purchaser and its subsidiaries shall have adequate capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by Purchaser in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Purchaser.

     4.7 Financial Statements.

          (a) The (i) consolidated audited statements of earnings, cash flows and owners' equity of Integra Telecom, Inc. and its subsidiaries for the year ended December 31, 2004, (ii) the consolidated unaudited statements of earnings, cash flows and owners' equity of Integra Telecom, Inc. and its subsidiaries for the year ended December 31, 2005, (iii) the consolidated audited balance sheet of Integra Telecom, Inc. and its subsidiaries as of December 31, 2004 and (iv) the unaudited consolidated balance sheet of Integra Telecom, Inc. and its subsidiaries as of December 31, 2005, attached as Exhibit I ("Purchaser's Financial Statements) (x) have been prepared from, and are in accordance with, the books and records of Purchaser, (y) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and (z) present fairly, in all material respects, the financial position of Purchaser and its subsidiaries as of the referenced dates and the results of operations and cash flows of Purchaser and its subsidiaries for the periods presented.

          (b) Purchaser has no Liability, including any Liability for any indebtedness, except: (i) Liabilities reflected or reserved against in, or set forth on, the Purchaser's Financial Statements; and (ii) Liabilities that either (A) were incurred in the ordinary course of business since the date of the Purchaser's Financial Statements, (B) would not be required to be reflected on, reserved against or set forth on a balance sheet or notes thereto, prepared in accordance with GAAP, or (C) are not material in amount or significance to Purchaser.

     4.8 Material Adverse Change. Since September 30, 2005 there has not occurred any change in the condition (financial or otherwise) or results of operations of the Company that has had or would reasonably be expected to have a Material Adverse Effect on Purchaser or its subsidiaries (as if the definition of Material Adverse Effect applied to Purchaser instead of the Company).

     4.9 Independent Investigation. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, other than reliance on the representations, warranties, covenants and obligations of Sellers set forth in this Agreement, Purchaser has relied solely on its own independent investigation, analysis and evaluation of the Company (including Purchaser's own estimate and appraisal of the value of the Business, financial condition, assets, operations and prospects of the Company). Purchaser confirms to Sellers that Purchaser is sophisticated and knowledgeable in the Business of the Company and is capable of evaluating the matters set forth above.

     4.10 Legal Qualifications. Purchaser is qualified under the Communications Act of 1934, as amended, and FCC Rules, to control the Company. Neither Purchaser nor any entity holding 5% or more of the direct or indirect voting equity in Purchaser has been determined by the FCC not to be qualified to hold an FCC License or to control a holder of an FCC License, and no proceeding in which such qualifications are at issue is pending, or to Purchaser's knowledge, threatened, before the FCC or on appeal of an FCC order. Neither Purchaser nor any entity holding 5% or more of the direct or indirect voting equity in Purchaser has been determined by any State PUC not to be qualified to hold a State PUC License or to control a holder of a State PUC License, and no proceeding in which such qualifications are at issue is pending before any State PUC or on appeal of a State PUC order.

                                    ARTICLE 5.
                                    COVENANTS

     5.1 Reasonable Best Efforts; Regulatory Approvals; Third Party Consents.

          (a) On the terms and subject to the conditions of this Agreement, each party shall use commercially reasonable efforts to cause the Closing to occur, including taking all reasonable actions necessary (i) to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing, (ii) to obtain each Governmental Required Consent of such party and each other consent of, and make necessary filings with, a Governmental Authority, which if not obtained or made is reasonably likely to have a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement or result in a Material Adverse Effect and (iii) to cause the occurrence or meeting of the conditions precedent set forth in Articles 6 and 7.

          (b) In  furtherance  of and not in  limitation  of the  provisions  of
     Section 5.1(a), Sellers shall, and shall cause the Company to, and Purchaser shall, cooperate with the other with respect to obtaining the Governmental Required Consents and other consents, approvals and waivers required to be obtained to consummate the transactions contemplated by this Agreement. In particular, where permitted by the applicable Governmental Authority, Sellers shall, and shall cause the Company to, and Purchaser, or persons nominated thereby, will, promptly provide drafts to the other party, allow reasonably adequate time for comment by the other party and agree promptly, to the extent the same are accurate and reasonable, to the contents of all notifications, filings, submissions, further documentation and evidence to be submitted to all relevant Governmental Authorities.

     Sellers shall, and Sellers shall cause the Company to, and Purchaser shall, in each case where permitted by the relevant Governmental Authority, allow individuals nominated by each of the other parties to attend all meetings with Governmental Authorities and, where appropriate, to make oral submissions at such meetings. Purchaser shall, and Sellers shall, and shall cause the Company to, (i) furnish to the other such necessary information and reasonable assistance as the other may require in connection with its preparation of any notification, filing, submission or further documentation or evidence that is necessary in obtaining Governmental Required Consents, and (ii) where permitted by the applicable Governmental Authority, promptly disclose to the other all correspondence received from or sent to any relevant Governmental Authority in connection herewith and shall keep the other fully informed of any other related communication in whatever form with any of the relevant Governmental Authorities. Purchaser shall, and Sellers shall, and shall cause the Company to, use commercially reasonable efforts to comply promptly with any inquiry or request for additional information from any relevant Governmental Authority in connection herewith and shall use commercially reasonable efforts to promptly provide any supplemental information requested in connection with the notifications, filings and/or submissions made hereunder for the purposes of obtaining the Governmental Required Consents. Notwithstanding the foregoing, the provisions of this Section 5.1(b) are subject to Section
     5.4 hereof and the Confidentiality Agreement and any other confidentiality or privilege limitations applicable to the parties hereto and their Affiliates.

          (c) In furtherance of and not in limitation of the provisions of Sections 5.1(a) and (b), each of Sellers and Purchaser shall, as promptly as practicable, but in no event later than fifteen (15) Business Days following the execution and delivery of this Agreement, file, or cause to be filed with the United States Federal Trade Commission and the United States Department of Justice the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Sellers and Purchaser shall, to the extent each is able, seek early termination of the applicable waiting period under the HSR Act. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not be required to take any action in connection with any competition laws (including HSR) that would require Purchaser or any of its Affiliates to agree to, or proffer to, not compete in any market or divest or hold separately any assets or any portion of any business of Purchaser or its Affiliates, or the Company or its Subsidiary.

          (d) In furtherance of and not in limitation of the provisions of Sections 5.1(a) and (b), each of Sellers and Purchaser shall, as promptly as practicable, but in no event later than twenty (20) Business Days following the execution and delivery of this Agreement, file, or cause to be filed:

               (i) with the FCC the necessary application or applications seeking the FCC Consents.

               (ii) with the applicable State PUCs the necessary application or applications seeking the State PUC Consents. The parties shall cooperate to make any notice filings required in connection with this matter on a timely basis.

          (e) Prior to the Closing Date, Parent shall cause the Company to use commercially reasonable efforts to obtain all consents and waivers from third parties in respect of contracts and other obligations, in each case, of the Company, to the extent such contracts and other obligations require such consents and waivers as a result of the transactions contemplated hereby, such consents being set forth on Schedule 3.4. Parent shall pay all of the costs of obtaining the consents referred to in this clause (e), including all fees, charges, costs and expenses levied by a counterparty in granting its consent, including assignment fees. Purchaser shall use commercially reasonable efforts to provide cooperation and assistance in this regard including providing to any such third party all necessary information (including financial information) and agreeing to enter into guarantees or similar arrangements in favor of any such third party, in each case, as required by any such third party in order to secure the necessary consents and waivers, subject to the agreements on confidentiality contained in this Agreement and the Confidentiality Agreement. Prior to the Closing Date, Purchaser shall use commercially reasonable efforts to obtain all consents and waivers from third parties in respect of contracts and other obligations, in each case, of Purchaser, to the extent such contracts and other obligations require such consents and waivers as a result of the transactions contemplated hereby. Parent shall use commercially reasonable efforts to provide cooperation and assistance in this regard including providing to any such third party all necessary information. From and after the Closing Date, Purchaser shall be responsible for obtaining all consents and waivers referred to above (including those consents and waivers pursuant to contracts and obligations of the Company) and Parent shall use commercially reasonable efforts to provide cooperation and assistance in that regard.

     5.2 Pre-Closing Access. From the date hereof to the Closing, except to the extent prohibited or limited by applicable Law, Sellers shall cause the Company to permit representatives of Purchaser (including financial and legal representatives) to have reasonable access, at all reasonable times during normal business hours and on reasonable prior notice and in a manner that does not disrupt normal business operations, to all personnel, accountants, counsel and other representatives of Sellers associated with the Business and the Company (provided Purchaser shall not unreasonably interfere with the duties and responsibilities of such personnel and representatives and shall obtain access to such personnel only through Daniel McCarthy or other representatives of Sellers designated by Parent who shall respond reasonably promptly to requests for access by Purchaser) and to all premises, properties, books, records, contracts and documents of or pertaining to the Company.

     5.3 Operation of Business Prior to Closing. Prior to the Closing Date, except as set forth on Schedule 5.3, or as otherwise contemplated by this Agreement (including, without limitation this Section 5.3), and except for the transfer of the Retained Assets to an entity designated by Parent, or with the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed), Sellers shall cause the Company to be operated in the ordinary course of business and not permit the Company to do any of the following: (i) make any change in its authorized capitalization, operating agreement or other analogous organizational document; or (ii) issue or sell any membership interests or securities convertible into or exchangeable for, or its rights to, its membership interests. In furtherance of the foregoing, Sellers shall cause the Company not to do any of the following without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed):

          (a) adopt, terminate or amend any Company Benefit Plan (or any plan that would be a Company Benefit Plan if adopted) or enter into any collective bargaining agreement or other agreement with any labor organization, union or association, except in each case as required by Law;

          (b) grant any officer or employee of the Company: (i) any increase in compensation, severance or termination pay, or (ii) any right to participate in (by way of bonus or otherwise) the profits of the Company, except, in each case, in the ordinary course of business consistent with past practice, as was required under employment agreements, salary or wage policies referred to and disclosed in accordance with this Agreement;

          (c) hire or terminate an officer, or make any material changes in the number or duties of the employees, of the Company, or, except as agreed in writing with Purchaser, transfer employees between the Company and other Affiliates of the Company, including Parent;

          (d) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business and consistent with past practice; provided, however, that in no event shall the Company incur or assume any long-term indebtedness for borrowed money;

          (e) waive any claims or rights of substantial value, other than in the ordinary course of business consistent with past practice;

          (f) except for intercompany transactions in the ordinary course of business consistent with past practice and the transfer of Retained Assets in accordance with this Agreement, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to or purchase or lease any assets from, or enter into any agreement or arrangement with, Sellers or any of their Affiliates;

          (g) make any change in any method of accounting or accounting practice or policy other than those required by GAAP;

          (h) acquire by merging or consolidating with, or by purchasing a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than in the ordinary course of business) that are material, individually or in the aggregate, to the Company;

          (i) make or incur any capital expenditure not contained in a capital budget made available to Purchaser prior to the date of this Agreement and that, individually, is in excess of $200,000, or make or incur any such expenditures that, in the aggregate, are in excess of $500,000, in each case, except to the extent deemed necessary by the Company in connection with the operation of the Business in the ordinary course of business;

          (j) sell, lease, license, assign, swap, grant a right to use, transfer or otherwise dispose of any of its material assets, except inventory and obsolete or excess equipment sold in the ordinary course of business and consistent with past practice and except for the transfer of the Retained Assets as provided in this Agreement, or sell, lease, license, assign, swap, grant a right to use, transfer or otherwise dispose of any of its fiber;

          (k) except for cash sweeps to Parent (or its designee) in the ordinary course of business and the payment of intercompany payables with cash in the ordinary course of business consistent with past practice of the Company or as otherwise specifically contemplated by this Agreement, make any dividend, distribution, transfer or other distribution of any cash or assets of the Company to Sellers or any other Affiliates of Sellers;

          (l) enter into, amend, modify or terminate any Material Contract, other than any such entry, amendment, modification or termination
               (A) that is in the ordinary course of business consistent with past practice and disclosed to Purchaser and (B) the effect of which is not materially adverse to the Business;

          (m) make any material change in the operation, function or components of the network or operations of the Company from the present operation, function or components;

          (n) sell, lease, license or otherwise grant a right to use any dark fiber or network services of the Company, where the terms of such sale, lease, license or other right to use includes any prepayment for the use or service or similar term that provides for customer payments in advance of the use or service;

          (o) sell, lease, license or otherwise grant a right to use any material dark fiber of the Company;

          (p) prepay in any way any capital lease of the Company, including those listed on Schedule 1.1(a);

          (q) institute any proceeding with respect to, or otherwise materially change, amend, or supplement any of its tariffs on file with the FCC or any State PUC, except in the ordinary course of business, or as required by Law;

          (r) with respect to the Company or any Affiliated Group of which the Company (as distinguished from any of the Sellers) is the common parent, (i) make any Tax election inconsistent with past practice, (ii) change any Tax election already made, (iii) settle or compromise any federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations, (iv) fail to file any Income Tax Return or other material Tax Return when due (or, alternatively, fail to file for available extensions) or fail to cause such Income Tax Returns or other material Tax Returns when filed to be complete and accurate, or (v) fail to pay any Income Taxes or other material Taxes when due, in each case, in any manner materially adverse to the Company; provided, however, nothing set forth in this clause (r) shall prohibit the Company from changing, electing, settling or compromising Tax liabilities to the extent required by Law; or

          (s) authorize any of, or commit to agree, whether in writing or otherwise, to do any of, the foregoing.

     5.4 Confidentiality.

          (a) Purchaser acknowledges that the information being provided to it in connection with the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement; provided that Purchaser may disclose such information concerning the Company as is reasonably necessary to obtain the Financing, including through the use of a confidential private placement memorandum or offering circular. In no way limiting the generality of the foregoing, the terms of the Confidentiality Agreement shall not prevent the Company from using, after Closing, the confidential and proprietary information governed by the Confidentiality Agreement that relates primarily to the Company; provided that Purchaser acknowledges that any and all other information provided to it by Sellers or any of their Affiliates or representatives concerning Sellers or any of their Affiliates (other than with respect to the Company) shall remain subject to the terms and conditions of the Confidentiality Agreement and the Company shall, to the same extent as Purchaser, be subject to all confidentiality provisions of the Confidentiality Agreement as though it were a party thereto.

          (b) At all times from and after the Closing Date, Sellers shall keep secret and maintain in confidence, and shall not use for their benefit or for the benefit of others, any confidential or proprietary information relating to the Business or the Company's financial or other affairs, including all of the Company's Intellectual Property and files and records (other than the Retained Assets), other than any of such information that is in the public domain (unless and to the extent any of such information enters the public domain in whole or in part due to action or inaction of Sellers following the Closing). The foregoing shall not prohibit use or disclosure of such information (i) as is required by Law, (ii) as is necessary to prepare Tax Returns (including Tax Returns of Sellers or of any of their Affiliates) or other filings with Governmental Authorities or to defend or object to any reassessment of Taxes, (iii) as is necessary for Sellers (or their representatives) to prepare and disclose, as may be required, accounting or other financial statements or (iv) to assert or protect any rights of Sellers hereunder or under any applicable Law or otherwise.

          (c) Sellers and Purchaser acknowledge and agree that in the event of a breach of this Section 5.4 by either party or of the Confidentiality Agreement by Purchaser, the other party would suffer irreparable harm for which it would be difficult to determine damages and for which money damages alone would be an inadequate remedy for the injuries suffered by such party, and that such party shall be entitled to specific performance and injunctive or other equitable relief to enforce this Section 5.4 and/or the Confidentiality Agreement, without any requirement to submit proof of the economic value of any confidential or proprietary information or post a bond or any other security. Such remedy shall not be deemed to be the exclusive remedy for breach of this Section 5.4 or of the Confidentiality Agreement but shall be in addition to all other remedies available at Law or equity.

     5.5 Employee Matters.

          (a) From and after the Closing Date, Purchaser shall, or shall cause the Company to, provide Company Employees retained by the Purchaser or the Company following the Closing (each a "Retained Employee") with all employee benefit plans (other than equity compensation plans) as are provided by Purchaser and its subsidiaries to their own employees who are similarly situated to such Company Employees (the "New Plans"). The foregoing shall not constitute any commitment, contract, understanding, undertaking, guarantee (express or implied) on the part of Purchaser or Company to continue the employment of any Company Employee for any period of time or on any terms except as determined by Purchaser.

          (b) For purposes of each New Plan that may provide medical, dental, pharmaceutical, life, disability and/or vision benefits to any Retained Employee, Purchaser shall use commercially reasonable efforts to cause the relevant insurer(s) (i) to waive all eligibility waiting periods, pre-existing condition exclusions and actively-at-work requirements for such Retained Employee and his or her covered dependents and (ii) to take into account any eligible expenses incurred by a Retained Employee and his or her covered dependents during the portion of the plan year of the Parent Plan or Company Benefit Plan (ending on the date the employee's participation in the corresponding New Plan begins) for purposes of satisfying any deductible, coinsurance and maximum out-of-pocket requirements applicable to the Retained Employee and his or her covered dependents for the applicable plan year. For all purposes (other than benefit accrual under a defined benefit pension plan) under the New Plans (including any Purchaser severance plans) each Retained Employee shall be credited with his or her years of service with the Company to the same extent such Retained Employee was entitled to eligibility, vesting or benefit accrual credit, as applicable, for such service under any similar Parent Plan or Company Benefit Plan in which such Retained Employee participated immediately prior to the Closing.

          (c) Immediately prior to the Closing, Parent shall cause each Company Employee to become fully vested in his or her accrued benefit under the Seller Savings Plan or other Parent Plan that is intended to be qualified under Section 401(a) of the Code. After the Closing, Purchaser and Seller shall cooperate to ensure that Retained Employees are permitted to rollover their account balances under the Seller Savings Plan, including in-kind rollovers of participant loans into Purchaser's 401(k) plan; provided, however, that Purchaser shall not be required to permit any such rollovers by Retained Employees if it determines that any such rollover could jeopardize the tax-qualified status of Purchaser's 401(k) plan.

          (d) Prior to the Closing, Sellers or the Company, as the case may be, shall pay in full all obligations owed under the 2005 Annual Incentive Plan Design (which shall not continue into 2006 unless Parent assumes all of the liabilities under such plans or accrues such liabilities on the Closing Balance Sheet and such plans do not give rise to any liability of the Company or Purchaser (excluding accrued amounts) following the Closing) and any other similar plan.

          (e) Purchaser shall provide severance benefits and payments to any Company Employee whose employment is terminated by Purchaser (i) within the first six (6) months following the Closing, in accordance with the Company's severance programs in effect immediately prior to Closing; provided that, such severance program only provides for severance based on base salary and not any other pay or compensation (except to the extent of subsidized COBRA payments as provided in the Company's severance programs in effect immediately prior to Closing), and (ii) following such six (6) month period, in accordance with Purchaser's severance programs ("Purchaser's Severance Arrangements"), taking into account, to the extent relevant, such Company Employee's combined service with Seller and/or its Affiliates prior to the Closing Date and Purchaser from and after the Closing Date. A summary of Purchaser's Severance Arrangements is set forth on Exhibit H.

          (f) Purchaser shall provide each Retained Employee with any accrued and unused days of paid time off that he or she is eligible to take as of the Closing Date in accordance with the applicable paid time off policy of the Company. Notwithstanding Section 5.5(a), Purchaser in its discretion may maintain Retained Employees on the paid time off policy of the Company until December 31, 2006.

          (g) (i) Purchaser shall have in effect as of the Closing Date a flexible spending account plan qualified under Section 125 of the Code (the "Purchaser Flexible Spending Plan"), and Purchaser shall cause the Purchaser Flexible Spending Plan to accept a spin-off of the assets and liabilities related to the Retained Employees' flexible spending accounts ("FSAs") from the flexible spending plan of Seller in which the Retained Employees participate immediately prior to the Closing (the "Seller Flexible Spending Plan") and to honor and continue through the end of the calendar year in which the Closing Date occurs the elections made by each Retained Employee under the Seller Flexible Spending Plan in respect of the FSAs that are in effect immediately prior to the Closing Date; and (ii) as soon as practicable following the Closing Date, Seller shall (a) cause to be transferred from the Seller Flexible Spending Plan to the Purchaser Flexible Spending Plan the excess of the aggregate accumulated contributions to the FSAs made prior to the Closing Date during the year in which the Closing Date occurs by Retained Employees over the aggregate reimbursement payouts made prior to the Closing Date for such year from such accounts to the Retained Employee, and (b) provide Purchaser with an itemized schedule of each Retained Employee's election amount and benefits paid prior to the Closing Date during the year in which the Closing Date occurs. If the aggregate reimbursement payouts from such FSAs made prior to the Closing Date during the year in which the Closing Date occurs to the Retained Employees exceed the aggregate accumulated contributions to such accounts prior to the Closing Date for such year by the Retained Employees, Purchaser shall make a payment equal to the value of such excess to Seller as soon as practicable following the Closing Date. Seller Flexible Spending Plan shall be responsible for any covered claims submitted for reimbursement before the Closing Date. Except as provided in the preceding sentence, on and after the Closing Date, Purchaser shall assume and be solely responsible for all unpaid claims by Retained Employees under the Seller Flexible Spending Plan incurred at any time during the calendar year in which the Closing Date occurs, including claims incurred prior to the Closing Date, that have not been submitted before the Closing Date, and following the Closing Date, Purchaser shall hold Seller and its affiliates harmless from any and all claims for reimbursement by Retained Employees under the Seller Flexible Spending Plan incurred at any time during the calendar year in which the Closing Date occurs but which were not submitted to the Seller Flexible Spending Plan before the Closing Date. For purposes of this paragraph, a claim for reimbursement shall be deemed to have been incurred on the date on which the charge or expense giving rise to such claim is incurred.

     5.6 Records; Post-Closing Access to Information.

          (a) Notwithstanding anything to the contrary contained in this Agreement, Sellers may retain all (i) original agreements, documents, books, records and files prepared in connection with the transactions contemplated hereby, including bids received from other parties and analyses relating to the Company and (ii) Tax Returns.

          (b) Subject to Section 10.2(a), for a period of seven years after the Closing Date, Purchaser shall use commercially reasonable efforts to preserve and retain, or cause the Company to preserve and retain, all material agreements, documents, books, records and files (including any documents relating to any governmental or non-governmental actions, suits, proceedings or investigations) relating to the conduct of the Business and operations of the Company prior to the Closing Date (collectively, "Records"). Subject to Section 10.2(a), for a period of seven years after the Closing Date, Sellers shall use commercially reasonable efforts to preserve and retain all Records, including all financial records, policies and procedures customarily required for the completion of an audit by an independent accounting firm, in its and its Affiliates possession following the Closing, and shall provide Purchaser and the Company access to all such records at reasonable times upon reasonable notice.

          (c) Subject to Section 10.2(a), from and after the Closing Date, Purchaser shall cause the Company to afford Sellers and their counsel, accountants and other authorized representatives, upon reasonable prior notice, reasonable access during normal business hours to the respective premises, properties, personnel, books and records of the Company and any other assets or information that Sellers reasonably deem necessary, including in connection with the preparation of any report or Tax Return required to be filed by Sellers under applicable Law or otherwise (but so as not to unduly disrupt the normal course of operations of the Company), including preparing or defending any Tax Return and any interim or annual report or other accounting statements. Personnel of Purchaser and the Company shall assist Sellers in the preparation of Tax Returns relating to the Pre-Closing Tax Periods in accordance with Article 10.

     5.7 Continued Operations. Purchaser shall be responsible for any costs in connection with its termination of any Company Employee's employment on or after the Closing Date, and Purchaser shall assume and be responsible for any liability arising under the Worker Adjustment and Retraining Notification Act, and/or any other plant or mass layoff closing Law, in connection with its termination of any Company Employee's employment on or after the Closing Date.

     5.8 Communications Licenses. Prior to the Closing, the Company shall maintain the validity of the Communications Licenses and Franchise Agreements, including those set forth on Schedule 6.5, comply in all material respects with all requirements of the Communications Licenses, Franchise Agreements and the Communications Act and any applicable state or local Laws, including those of State PUCs. Prior to the Closing, the Company shall use commercially reasonable efforts to (a) refrain from taking any action that would jeopardize the validity of any of the Communications Licenses, (b) prosecute with due diligence any pending applications with respect to the Communications Licenses, including any renewals thereof and applications seeking FCC Consents and the State PUC Consents as set forth on Schedule 6.5 and (c) with respect to Communications Licenses, file all registrations, reports, renewal applications, and other documents and pay all required fees and contributions, in each case, that are required by the Communications Act or any applicable state or local Laws, including those of State PUCs as and when such filings or reports are necessary or appropriate.

     5.9 Notice of Developments.

          (a) Each party shall promptly notify the other party in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement that could result in any material breach of a representation or warranty by or covenant of such party in this Agreement or that could have the effect of making any representation or warranty by such party in this Agreement untrue or incorrect in any material respect.

          (b) Each party shall, in each case as soon as possible upon becoming aware, from time to time prior to the Closing Date, supplement in writing the Schedules hereto with respect to any event, circumstance, fact or occurrence hereafter arising that, if existing as of the date of this Agreement, would have been required to be set forth or described in the Schedules; provided, however, that (i) except as and to the extent provided in this Section 5.9(b), none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties by such party or the Schedules for the purposes of this Agreement, unless the other party shall have consented thereto in writing and (ii) upon consummation of the Closing, regardless of any other provisions of this Section 5.9, such disclosures shall automatically be deemed to modify the Schedules for all purposes, including for purposes of Article 9 hereof. The party receiving such supplemented Schedules must notify the party that has supplemented the Schedules within twenty-one (21) days of receipt of such supplemented Schedules whether the supplemental information disclosed therein, taken together with all other supplemental information provided pursuant to this
     Section 5.9(b), constitutes facts or circumstances giving rise to a Material Adverse Effect or otherwise giving rise to a failure of the condition set forth in Section 6.1 or Section 7.1 hereto, as the case may be. If no such notice is given within such twenty-one (21) Business Day period, then such disclosure shall be deemed to modify, amend or supplement the representations and warranties by such party and the Schedules and to have cured any misrepresentation or breach of any representation or warranty that might have existed by reason of the development. The supplementing party agrees to cooperate in good faith in timely providing complete and correct documents or other information reasonably necessary for the receiving party to have a basis for determining whether to deliver the notice referred to above.

          (c) Without limiting any other provision of this Agreement, subject to applicable Laws and the instructions of any Governmental Authority, the parties shall keep each other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by such party from any Governmental Authority or other Person with respect to the transactions contemplated by this Agreement. Each party shall give prompt notice to the other parties of any failure of any condition to such party's obligations to effect the transactions contemplated by this Agreement.

          (d) Notwithstanding the foregoing, with respect to Schedules 3.19(a)(1) and 3.24, Parent shall provide Purchaser with up to date schedules of circuits leased by the Company in effect as of a date within three (3) Business Days of the Closing Date that shall be prepared in a manner consistent with Schedules 3.19(a) and 3.24 attached hereto. Such updated schedules shall indicate, among other things, those circuits leased by the Company to be retained by Parent as Retained Assets (that shall have the effect of amending Exhibit A hereto), which leased circuits shall be the responsibility of Parent following the Closing Date. The circuits noted on Attachment 3.19(a) to Schedule 3.19(a)(1) shall identify (1) circuits to be retained by Parent as circuits that are used in or for the operation of the Parent's business as opposed to the operation of the Company's business and (2) circuits not to be retained by Parent as circuits that are used in or for the operation of the Company's business as opposed to the operation of the Parent's business in the same manner as currently identified on Attachment 3.19(a). Purchaser shall have the opportunity to review the updated schedules provided pursuant to this clause (d) and consult with Parent regarding thereto. Such updated schedules shall be deemed to modify, amend and supplement Schedules 3.19(a) and 3.24 and Exhibit A hereto and the corresponding representations and warranties for all purposes of this Agreement.

     5.10 Cooperation in Litigation.

          (a) Each party hereto will fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such party relating to or arising out of the conduct of the Business prior to the Closing Date (other than litigation arising out of the transactions contemplated by this Agreement). Subject to the indemnity obligations set forth in Article 9, the party requesting such cooperation shall pay the out-of-pocket expenses (including legal fees and disbursements) of the party providing such cooperation and of its officers, directors, managers, employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for such party's time spent in such cooperation or the salaries or costs of fringe benefits or similar expenses paid by the party providing such cooperation to its officers, managers, directors, employees and agents while assisting in the defense or prosecution of any such litigation or proceeding. The Company has maintained, and, to the extent required to do so, will continue to escrow and maintain, a cash escrow with respect to the Portland Franchise Dispute that is sufficient to pay in full all amounts (other than statutory interest thereon) that may be required to be paid in respect of such matter, and, subject to Section 5.10(b), will reserve an amount on the Closing Balance Sheet necessary to pay any statutory interest.

          (b) Notwithstanding Section 5.10(a) above, the Company shall not settle the Portland Franchise Dispute prior to Closing without the prior written consent of Purchaser. If Parent seeks Purchaser's consent to a written, definitive settlement proposal acceptable to Parent and the City of Portland (the "Settlement Proposal") and Purchaser refuses to consent to such Settlement Proposal, then for purposes of determining Working Capital as of the Closing Date, the parties agree that the Company's accrual with respect to the Portland Franchise Dispute shall be reduced by an amount equal to the difference (if a positive number) between (x) the amount that the Company has accrued for the interest related to the Portland Franchise Dispute through the date Parent presents the Settlement Proposal to Purchaser in writing and (y) the amount the Company and/or Parent would have to pay to the City of Portland in interest pursuant to the Settlement Proposal. In addition, under such circumstances, for purposes of determining Working Capital as of the Closing Date, the parties agree that the Company shall not be obligated to accrue any additional statutory interest with respect to the Portland Franchise Dispute after the date Parent presents the Settlement Proposal to Purchaser in writing through the Closing Date.

     5.11 Transfer of Retained Assets. Sellers shall use commercially reasonable efforts to transfer the Retained Assets to an entity designated by Parent prior to the Closing. Sellers shall be responsible for any costs, and shall provide for the assumption of any liabilities, associated with the transfer and retention of, and otherwise in connection with, the Retained Assets.

     5.12 Reasonable Best Efforts to Obtain Financing. Purchaser shall use its reasonable best efforts to complete the Financing and satisfy its obligations under the Commitment Letters in accordance with and by the date specified in the terms and conditions of the Commitment Letters. Purchaser shall keep Parent reasonably informed of all material developments, positive and negative, concerning the status of the Financing described in the Commitment Letters. Without limiting the foregoing, Purchaser agrees to notify Parent promptly, and in any event within two (2) Business Days, if at any time prior to the Closing
(i) any  Commitment  Letter shall have expired or be terminated  for any reason,
(ii) any financing source that is a party to any Commitment Letter notifies Purchaser that such source no longer intends to provide financing to Purchaser on the terms set forth therein, or (iii) Purchaser no longer believes in good faith, subject to receipt of said Financing, that it will be able to obtain the Required Cash Amount. Purchaser shall not amend or alter, or agree to amend or alter, any Commitment Letter in any manner that could reasonably be expected to impair, delay or prevent the transactions contemplated by this Agreement, without the prior written consent of Parent. If any Commitment Letter shall be terminated or modified in a manner materially adverse to Purchaser's ability to consummate the transactions contemplated by this Agreement for any reason, Purchaser shall use its commercially reasonable efforts to obtain alternative financing as promptly as practical in any amount that, together with existing cash resources, will equal the Required Cash Amount. If obtained, Purchaser will provide Parent with a copy of the new financing commitment letters.

     5.13 Exclusivity. Sellers agree that until this Agreement is terminated under the terms hereof or until the Closing (the "Exclusivity Period"), Sellers shall not, and shall not permit the Company or any of its respective officers, directors, managers, agents or Affiliates to: (A) enter into any written or oral agreement or understanding with any Person (other than Purchaser) regarding the sale (whether by sale of membership interests, merger, consolidation, sale of assets (other than the Retained Assets) or other disposition) of all or any part of the Company or any material portion of its assets or membership interests ("Another Transaction"); (B) enter into or continue any negotiations or discussion with any Person (other than Purchaser) regarding the possibility of Another Transaction; or (C) except as otherwise required by Law, order of a Governmental Authority or similar compulsion, provide any nonpublic financial or other confidential or proprietary information regarding the Company (including this Agreement, any materials containing Purchaser's proposal and any other financial information, projections or proposals regarding the Company) to any Person (other than Purchaser and its representatives).

     5.14 Audit.

          (a) Parent shall use commercially reasonable efforts to cause KPMG LLP or such other accounting firm of international recognition mutually acceptable to Parent and Purchaser (the "Auditors") to audit (the "Audit") as promptly as practicable following the date hereof (i) the consolidated statements of earnings, cash flows and owners' equity of the Company and the Subsidiary for the years ended December 31, 2005 and December 31, 2004 and (ii) the consolidated balance sheets of the Company and the Subsidiary as of December 31, 2005 and December 31, 2004.

          (b) To the extent the financial statements to be audited in accordance with clause (a) above include the Retained Assets and the results relating thereto, Parent shall prepare and deliver to Purchaser as promptly as practicable following completion of the Audit, unaudited pro forma financial statements of the Company and the Subsidiary reflecting the impact of the exclusion of all of the Retained Assets as if their carve-out had occurred on January 1, 2005.

          (c) Upon completion of the Audit, Parent shall cause the Auditors to deliver to Parent an audit report stating (without qualification) that in its opinion the financial statements described in Section 5.14(a)(i) and
     (ii) (including the notes thereto) (the "Audited Financial Statements") have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company and the Subsidiary on December 31, 2005 and December 31, 2004 and the results of operations for the periods covered thereby. Immediately following receipt of such report, Parent shall deliver to Purchaser such report and the Audited Financial Statements. In the event the Auditors refuse, decline or indicate that they are unwilling to deliver the audit report referred to above, Parent shall promptly notify Purchaser of that fact and the events or circumstances giving rise thereto. Purchaser and Parent shall each pay one-half the cost of the Audit.

     5.15 Environmental Investigation. Prior to the Closing, Purchaser shall have the right, at its sole cost and expense, to (a) inspect non-privileged records, reports, permits, applications, monitoring results, studies, correspondence data and any other information or documents relevant to environmental conditions or environmental noncompliance, (b) conduct Phase 1 environmental audits regarding the facilities of the Company and, with the prior written consent of Sellers (such consent not to be unreasonably withheld or delayed), conduct tests of the soil surface or subsurface waters and air quality at, in, on, beneath or about the facilities of the Company, and to conduct such other procedures, in each case, as may be recommended by an environmental consultant engaged by Purchaser based on its professional judgment, in a manner consistent with good engineering practice; provided that Purchaser and the Company shall seek and obtain appropriate permission to conduct such tests on third-party property, and (c) inspect all buildings and equipment at the facilities of the Company including, without limitation, the visual inspection of the physical plants for asbestos-containing construction materials; provided that in each case, such tests and inspections shall be conducted only (i) during regular business hours and upon reasonable prior notice to the Company and (ii) in a manner that will not materially interfere with the operation of the business of the Company and/or the use of, access to or egress from the facilities of the Company.

     5.16 Insurance. Sellers shall cause the Company to maintain in full force and effect all insurance coverage for the Company's properties and assets substantially comparable to coverage existing on the date hereof.

     5.17 Continued Financials. Within twenty (20) days of the close of each month, Sellers shall, or shall cause the Company to, deliver to Purchaser, monthly financial statements for the Company's most recently completed month, prepared in good faith and in accordance with GAAP (except (i) for the absence of footnotes, and (ii) for the absence of normal year end adjustments), and applied on a consistent basis with the Financial Statements, except materiality shall be based on materiality of the Company and not the Parent. Within twenty
(20) days of the close of each quarter, Sellers shall, or shall cause the Company to, deliver to Purchaser, quarterly financial statements for the Company's most recently completed quarter, prepared in good faith and in accordance with GAAP (except (i) for the absence of footnotes, and (ii) for the absence of normal year end adjustments) and applied on a consistent basis with the Financial Statements, except materiality shall be based on materiality of the Company and not Parent.

     5.18 Purchaser's Financials.

          (a) As promptly as practicable following the date hereof, Purchaser shall deliver to Parent, (i) the consolidated audited statements of earnings, cash flows and owners' equity of Purchaser and its subsidiaries for the year ended December 31, 2005, (ii) the consolidated audited balance sheet of Purchaser and its subsidiaries as of December 31, 2005 and (iii) an audit report of PricewaterhouseCoopers LLP or other accounting firm of international recognition that such audited financial statements have been prepared in accordance with GAAP, consistently applied, and present fairly, in all material respects, the financial position of Purchaser and its subsidiaries on December 31, 2005 and the results of operations for the period covered thereby.

          (b) Within thirty-five (35) days of the close of each month, Purchaser shall deliver to Parent, (i) Purchaser's monthly financial statements for the most recently completed month prepared in good faith and in accordance with GAAP and applied on a consistent basis with the Purchaser's Financial Statements and (ii) a statement setting forth Purchaser's EBITDA for the previous twelve (12) month period ending with the month end covered by such monthly financial statement, such statement in the form provided to Purchaser's lenders.

     5.19 Covenant Not to Compete; Non-Solicitation.

          (a) Except in connection with their performance under the Transition Services Agreement, Sellers and their Affiliates shall not, directly or indirectly, engage or participate in, acquire, manage, operate, control or participate in the management, operation or control of, or own or possess an interest in, either alone or jointly, any Person that engages in the business of operating a Competitive Local Exchange Carrier, including any long haul business that originates in the areas currently serviced by the Company on its Metropolitan Access Network (a "Competing Business") in the markets in which the Company operates on the date hereof (the "Purchased Business Markets") for a period of eighteen (18) months after the Closing Date; provided, however, that Sellers and their Affiliates (other than the Company) shall not be restricted from engaging or participating in any business or activity in which such entity currently engages or participates. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.19 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after expiration of the time within which the judgment may be appealed.

          (b) Sellers covenant and agree that they shall not (and shall assure that none of their Affiliates), directly or indirectly, for a period from the date hereof until eighteen (18) months after the Closing Date solicit to hire or hire, any employee of the Business employed by Purchaser or any of Purchaser's Affiliates after the Closing Date or any employee currently employed by Purchaser or Purchaser's Affiliates as of the date hereof or employed by Purchaser or Purchaser's Affiliates on the Closing Date; provided, however, that the foregoing shall not prohibit (i) a general solicitation to the public of general advertising or (ii) a solicitation of any employee that has been terminated by Purchaser or Purchaser's Affiliates and provided further that nothing in this Section 5.19(b) shall prohibit the Sellers or any of Sellers' Affiliates from employing any person who contacts them on his or her own initiative (including in response to a general solicitation) and without any direct or indirect solicitation or encouragement or inducement by the Sellers or any of Sellers' Affiliates.

          (c) Purchaser covenants and agrees that it shall not (and shall assure that none of its Affiliates), directly or indirectly, for a period from the date hereof until eighteen (18) months after the Closing Date solicit to hire or hire, any employee of Sellers or any of Sellers' Affiliates; provided, however, that the foregoing shall not prohibit (i) Purchaser from hiring any of the Company Employees; or (ii) a general solicitation to the public of general advertising; and provided further that nothing in this Section shall prohibit Purchaser and Purchaser's Affiliates from employing any person who contacts them on his or her own initiative (including in response to a general solicitation) and without any direct or indirect solicitation by Purchaser or Purchaser's Affiliates.

     5.20 Cooperation in Transition.

          (a) The parties to this Agreement agree that Parent and Purchaser will need to work together prior to Closing to prepare for appropriate transition of operations and support provided by Parent to the Company. In furtherance thereof and until the effectiveness of the Transition Services Agreement, Parent shall, and shall cause the Company to, reasonably cooperate with Purchaser and assist and facilitate the analysis and preparation for the conversion of the systems data, information and functionality from Parent's operating systems and applications to Purchaser's operating systems and applications ("Interim Conversion Work"). In addition, Parent shall, and shall cause the Company to, reasonably cooperate with Purchaser, and assist and facilitate Purchaser, in developing the collection and remittance capabilities currently provided to the Company by Parent. Parent shall designate a Project Manager(s) for the purpose of working with Purchaser to provide the necessary data, information and functions as reasonably requested by Purchaser to perform the Interim Conversion Work. The Project Manager(s) shall meet weekly with a representative of Purchaser or on a mutually agreed upon schedule.

          (b) Parent shall use commercially reasonable efforts to cause the vendors of the software that are listed on Schedule 5.20(b), during the twenty-one (21) day period immediately following the date hereof to agree to enter into separate software licenses with the Company on substantially the same terms as apply to the Company currently pursuant to the licenses with such vendors now in effect with the Parent, except to the extent
     Parent and Purchaser determine to enter into the Transition Services Agreement attached as Exhibit B-2 to this Agreement. Such separate licenses will be fully paid through the periods indicated on Schedule 5.20(b). Purchaser will be responsible for any future payments relating to periods after the Closing (including maintenance obligations) under such separate licenses, and Parent will be responsible for any fees or charges associated with such vendors agreeing to enter into separate licenses for the benefit of the Company. If Parent is able to cause each of such vendors to enter into such a separate license on such terms as outlined above, then, if Purchaser and Parent shall agree, Parent and Purchaser shall enter into the Transition Services Agreement attached as Exhibit B-1 to this Agreement. If
     (i) Parent is unable to cause each of such vendors to enter into such a separate license on such terms as outlined above and/or (ii) Purchaser and Parent do not agree to enter into the Transition Services Agreement attached as Exhibit B-1 to this Agreement, in either case within twenty-one
     (21) days following the date hereof, or if Parent otherwise elects, then Parent and Purchaser shall enter into the Transition Services Agreement attached as Exhibit B-2 to this Agreement.

          (c) If, pursuant to Section 5.20(b), Parent and Purchaser agree to enter into the Transition Services Agreement attached as Exhibit B-1, then Purchaser shall, or shall cause the Company to, effective at Closing, offer employment to approximately 15 of Parent's IT personnel who are listed on
     Schedule 5.20(c) and who are qualified to support the Company's OSS applications. Parent shall, and shall cause the Company to, reasonably cooperate with Purchaser in providing Purchaser information with respect to such personnel's capabilities in order to assist Purchaser in determining which of such personnel are suited to support the Company's OSS applications following the Closing.

     5.21 No Additional Representations. Purchaser acknowledges that (i) neither of the Sellers nor any other Person has made any representation or warranty, expressed or implied, as to the Company or the Business, or the accuracy or completeness of any information regarding the Company or the Business furnished or made available to Purchaser and its representatives, except as expressly set forth in this Agreement and (ii) Purchaser has not relied on any representation or warranty from Sellers or any other Person in determining to enter into this Agreement, except as expressly set forth in this Agreement.

     5.22 Long Distance Services. Parent and Purchaser shall seek agreement with the Company's existing LD carriers to augment those carrier's services to accommodate the additional capacity and/or services currently being provided to the Company by Parent's LD carriers by the 60th day after the date of this Agreement. If an agreement is timely reached with the LD carriers, Parent shall provide the facilities, equipment, manpower and services necessary to augment the Company's LD switches to accommodate uninterrupted LD services at Closing. If Parent and Purchaser fail to reach agreement with the Company's existing LD carriers by the 60th day after the date of this Agreement, Parent shall timely provide the facilities, equipment, manpower and services necessary to augment the Company's LD switches to accommodate uninterrupted LD services at Closing using Purchaser's LD carriers. In each case, Parent shall not charge any mark-up or fee or seek reimbursement for any costs except pass-through charges from LD carriers.

                                   ARTICLE 6.
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     The obligation of Purchaser to purchase the Purchased Interests as provided herein and to consummate the other transactions contemplated hereby is, at the option of Purchaser, subject to satisfaction of each of the following conditions precedent on or before the Closing Date:

     6.1 Warranties True As of Present Date and Closing Date. The representations and warranties of Sellers contained herein shall have been accurate, true and correct in all material respects (other than representations and warranties qualified as to materiality, which shall have been accurate, true and correct in all respects) on and as of the date hereof, and, except to the extent that any such representation or warranty is made solely as of the date hereof or as of another date earlier than the Closing Date, shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Sellers on and as of the Closing Date.

     6.2 Compliance with Agreements and Covenants. Sellers shall have in all material respects performed and complied with all of its covenants and obligations contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

     6.3 Competition Law Approvals. The waiting period under the HSR Act shall have expired or been terminated.

     6.4 Transaction Documents. Parent, and any applicable Affiliate of Parent, shall have entered into the Transaction Documents.

     6.5 Consents. Purchaser shall have received (i) the FCC Consents and State PUC Consents set forth on Schedule 6.5 and such FCC Consents and State PUC Consents shall have become Final Orders and (ii) the other consents, authorizations and approvals set forth on Schedule 6.5.

     6.6 Injunctions. As of the Closing Date, no court or other Governmental Authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, and no suit shall have been instituted by a Governmental Authority with at least a reasonable possibility of success seeking the same.

     6.7 Certificate. Purchaser shall have received a certificate from each of Sellers signed on behalf of such Seller by authorized officers of such Seller to the effect set forth in Sections 6.1 and 6.2.

     6.8 Deliveries by Sellers. Sellers shall have effected the deliveries required pursuant to Section 8.2, each in form and substance reasonably satisfactory to Purchaser.

     6.9 Financing. The closing conditions set forth in the Commitment Letters shall have been satisfied or waived and the Financing shall have been obtained.

     6.10 Audited Financial Statements. Sellers shall have received the Audited Financial Statements and delivered a copy thereof to Purchaser.

                                   ARTICLE 7.
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

     The obligation of Sellers to sell the Purchased Interests as provided herein and to consummate the other transactions contemplated hereby is, at the option of Sellers, subject to the satisfaction of each of the following conditions precedent on or before the Closing Date:

     7.1 Warranties True as of Present Date and Closing Date. The representations and warranties of Purchaser contained herein shall have been accurate, true and correct in all material respects (other than representations and warranties qualified as to materiality, which shall have been accurate, true and correct in all respects) on and as of the date hereof, and shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

     7.2 Compliance with Agreements and Covenants. Purchaser shall in all material respects have performed and complied with all of its covenants and obligations contained in this Agreement to be performed and complied with by it on or prior to the Closing Date. Notwithstanding the foregoing, Purchaser shall have paid the Purchase Price in accordance with Section 2.2 on the Closing Date.

     7.3 Competition Law Approvals. The waiting period under the HSR Act shall have expired or been terminated.

     7.4 Transfer of Retained Assets. The Retained Assets shall have been transferred to an entity designated by Parent.

     7.5   Transaction   Documents.   Purchaser  shall  have  entered  into  the
Transaction Documents.

     7.6 Injunctions. As of the Closing Date, no court or other Governmental Authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, and no suit shall have been instituted by a Governmental Authority with at least a reasonable possibility of success seeking the same.

     7.7 Certificate. Sellers shall have received a certificate from Purchaser signed on behalf of Purchaser by an authorized officer of Purchaser to the effect set forth in Sections 7.1 and 7.2.

     7.8 Deliveries by Purchaser. Purchaser shall have effected the deliveries required pursuant to Section 8.3, each in form and substance reasonably satisfactory to Sellers.

     Any party Closing the transactions contemplated by this Agreement in the absence of the satisfaction of a closing condition set forth in Articles 6 and 7 shall not be deemed to have waived the underlying representation or agreement related to the closing condition not satisfied.

                                   ARTICLE 8.
                              CLOSING; TERMINATION

     8.1 Closing. The Closing shall take place at the offices of Perkins Coie LLC, 1120 N.W. Couch Street, Tenth Floor, Portland, Oregon, at 12:00 noon, eastern time, on the second Business Day after the date on which all conditions precedent set forth in Article 6 and Article 7 have been satisfied or waived by the parties (other than those that by their terms cannot be satisfied until the time of Closing), or such other date as is mutually agreeable to Sellers and Purchaser (the "Closing Date").

     8.2  Deliveries  of  Sellers.  At the  Closing,  Sellers  shall  deliver to
Purchaser:

          (a) such instrument or instruments of sale,  transfer,  conveyance and
     assignment  as  Purchaser  and  its  counsel  may  reasonably   request  in
     connection with the transfer of the Purchased Interests;

          (b) the minute book of the Company;

          (c) the Transaction Documents, duly executed by Parent or its Affiliate;

          (d) the certificate pursuant to Section 6.7;

          (e) a Certificate of Non-Foreign Status in accordance with Treasury Regulations Section 1.445-2(a)(2) duly executed by Parent;

          (f) opinions of regulatory counsel dated the Closing Date regarding telecommunications regulatory matters, in form and substance, set forth on Exhibit J hereto; and

          (g) any other items required to be delivered by Sellers under the terms and provisions of this Agreement.

     8.3  Deliveries of Purchaser.  At the Closing,  Purchaser  shall deliver to
Sellers:

          (a) confirmations of the wire transfers of immediately available funds required by Section 2.2;

          (b) the Transaction Documents, duly executed by Purchaser

          (c) the certificate pursuant to Section 7.7; and

          (d) any other items to be delivered by Purchaser under the terms and provisions of this Agreement.

     8.4 Termination. This Agreement shall terminate prior to Closing:

          (a) upon the mutual written agreement of Sellers and Purchaser;

          (b) by either Purchaser or Sellers, if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, except if the party relying on such order, decree or ruling or other action has not complied with its obligations under this Agreement;

          (c) by either Purchaser or Sellers, if the Closing shall not have occurred by September 30, 2006, as such date may be extended from time to time to the extent the termination date in the Commitment Letters has been extended in writing prior to September 30, 2006, such termination date to be no later than December 31, 2006; provided, however, that the right to terminate this Agreement under this Section 8.4(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in the failure of, the Closing to occur on or before such date;

          (d) by Sellers, if there has been a breach of any representation, warranty or covenant or agreement on the part of Purchaser set forth in this Agreement, which breach (i) causes the conditions set forth in Article 7 not to be satisfied and (ii) shall not have been cured within ten (10) Business Days following receipt by Purchaser of written notice of such breach from Sellers;

          (e) by Purchaser, if there has been a breach of any representation, warranty or covenant or agreement on the part of Sellers set forth in this Agreement, which breach (i) causes the conditions set forth in Article 6 not to be satisfied and (ii) shall not have been cured within ten (10) Business Days following receipt by Sellers of written notice of such breach from Purchaser; or

          (f) by Sellers, if Purchaser has delivered a notice pursuant to the third sentence of Section 5.12 and (i) has not delivered to Sellers a proposal letter with respect to alternative financing reasonably acceptable to Sellers within thirty (30) days of delivery of the notice provided pursuant to the third sentence of Section 5.12, or (ii) if Purchaser delivers such a proposal letter(s) within such thirty day period, has not delivered to Sellers commitment letters with respect to alternative financing reasonably acceptable to Sellers within thirty (30) days of the delivery of such proposal letter(s).

     If this Agreement is terminated pursuant to this Section 8.4, all further obligations of the parties under this Agreement shall become null and void and of no further force or effect, except that (i) Sections 2.6, 5.4, 8.4, 11.1, 11.7, and 11.13 will survive, and (ii) if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies shall survive such termination unimpaired.

     Notwithstanding the foregoing,  if this Agreement is terminated pursuant to
Section 8.4(c), 8.4(d) or 8.4(f) based on the failure of the closing condition set forth in Section 6.9 (Financing) to occur, Purchaser shall pay Parent as a termination fee, in addition to the deposit referred to in Section 2.6, $3.5 million, such payment to be made to Parent on the later of (i) twenty (20) Business Days after termination and (ii) December 31, 2006. For avoidance of doubt, the retention of the deposit and the amounts set forth in this paragraph, as well as the rights granted to Parent in the Letter Agreement and the rights granted to Parent as provided herein, shall be the exclusive remedy against Purchaser based on a failure to obtain financing.

     8.5 Further Assurances. Each party agrees that it shall, from time to time after the date of this Agreement, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested by any other party to carry out the transactions contemplated by this Agreement.

                                   ARTICLE 9.
                          SURVIVAL AND INDEMNIFICATION

     9.1 Survival.

          (a) The representations, warranties, covenants and agreements contained in this Agreement shall survive the consummation of the transactions contemplated hereby solely for purposes of this Article 9 as follows: (i) the representations and warranties contained in this Agreement (other than the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.9, 3.11 and 4.1) shall survive for eighteen (18) months following the Closing; (ii) any representations and warranties contained in Sections 3.1, 3.2, 3.3 and 4.1 shall survive indefinitely; (iii) any representations and warranties contained in Sections 3.9 and 3.11 shall survive the Closing for the duration of the applicable statute of limitations plus sixty (60) days; (iv) any covenants contained in this Agreement shall survive the Closing in accordance with their respective terms; and (v) all other provisions of this Agreement shall survive indefinitely.

          (b) Any right to indemnification or other recovery under this Article 9 shall only apply to Damages (as defined below) with respect to which the Indemnified Party shall have notified the Indemnifying Party within the applicable time period set forth in this Section 9.1. If any claim for indemnification or other recovery is timely asserted under this Article 9, the Indemnified Party shall have the right to bring an action, suit or proceeding with respect to such claim within one year after first giving the Indemnifying Party notice thereof, but may not bring any such action, suit or proceeding thereafter.

     9.2 Indemnification by Parent.

          (a) Subject to the limitations set forth in this Article 9, from and after the Closing, Parent agrees to indemnify Purchaser, its Affiliates (in their capacity as such and not as lendors) and any of its respective agents, employees, officers and directors (each, a "Purchaser Indemnified Party" and collectively, the "Purchaser Indemnified Parties"), against, and agrees to hold Purchaser Indemnified Parties harmless from, any and all losses, costs, damages, penalties, fines, liabilities and expenses (including reasonable legal fees and expenses and costs, fees and expenses incurred in pursuing indemnification under this Agreement) (collectively, "Damages") incurred or sustained by any Purchaser Indemnified Party to the extent arising out of:

               (i) any breach of any representation or warranty by Sellers contained in this Agreement or in the certificate set forth in Section 6.7; and

               (ii) a breach by Sellers of any covenants or other agreements contained herein that are to be performed following the Closing Date.

     Following the Closing, solely for purposes of determining whether a representation or warranty that is qualified by reference to matters "that would not, individually or in the aggregate, have a Material Adverse Effect" or language of similar import has been breached for purposes of Section 9.2(a)(i) only, such Material Adverse Effect qualifier shall be disregarded and in lieu thereof such representation or warranty shall be deemed to be qualified by reference to matters "that would not, individually or in the aggregate, give rise to Damages of $1,000,000 or more"; provided, however, that the parties acknowledge and agree that such $1,000,000 Damage threshold shall not be applied for purposes of determining whether a Material Adverse Effect exists or has occurred.

          (b) The aggregate indemnification obligation for Damages under Section 9.2(a)(i) (other than in respect of Damages arising out of breaches of the representations and warranties contained in Sections 3.1, 3.2, 3.3 and 3.9) shall not exceed $30,000,000.00.

     9.3 Indemnification by Purchaser. From and after the Closing, Purchaser agrees to indemnify Sellers, their Affiliates and any of their respective agents, employees, officers, managers, and directors (each, a "Seller Indemnified Party" and collectively, the "Seller Indemnified Parties") against, and agrees to hold Seller Indemnified Parties harmless from, any and all Damages incurred or sustained by any Seller Indemnified Party to the extent arising out of any of the following:

          (a) any breach of any representation or warranty by Purchaser contained in this Agreement or in the certificate set forth in Section 7.7; and

          (b) a breach by Purchaser of any covenant or other agreement contained herein that is to be performed following the Closing Date.

     9.4 Basket for Claims.

          (a) No claim for Damages arising out of any breach (except for Damages from a breach of a representation and warranty contained in Sections 3.1, 3.2, 3.3 and 3.9) shall be made under Section 9.2(a)(i) unless the aggregate amount of Damages for which claims are made under Section
     9.2(a)(i) exceeds $5,000,000.00 (the "Parent's Basket"), in which case, Purchaser Indemnified Parties shall be entitled to seek compensation only for Damages in excess of such amount, subject to Section 9.2(b). There shall be no Parent's Basket for breaches of Sections 3.1, 3.2, 3.3, and 3.9.

          (b) Notwithstanding anything contained in this Agreement to the contrary, Parent shall have no obligation to provide indemnification pursuant to Sections 9.2(a)(i) (other than in respect of Damages arising out of breaches of the representations and warranties contained in Sections 3.1, 3.2, 3.3 and 3.9) (and no amount shall be deducted from the Parent's Basket) with respect to any individual claim for indemnification by the Purchaser Indemnified Parties except to the extent that the amount of indemnification to which the Purchaser Indemnified Parties shall have become entitled to under Section 9.2 with respect to such individual claim for indemnification shall exceed $100,000. All such individual claims in amounts that exceed $100,000 shall be applied against the Parent's Basket, and if and when such Parent's Basket is exceeded, Parent shall be obligated, subject to the other provisions of this Article 9 (including, without limitation, Section 9.4(a)), to provide indemnification with respect to such individual claim.

     9.5 Net Losses; Subrogation; Mitigation.

          (a) Notwithstanding anything contained herein to the contrary, the amount of any Damages incurred or suffered by an Indemnified Party shall be calculated after giving effect to (i) any insurance proceeds actually received by the Indemnified Party (or any of its Affiliates) with respect to such Damages, (ii) any Tax Advantage realized by the Indemnified Party (or any of its Affiliates) arising from the facts or circumstances giving rise to such Damages, and (iii) any recoveries actually received by the Indemnified Party (or any of its Affiliates) from any other third party. Each Indemnified Party shall exercise commercially reasonable efforts to obtain such proceeds, benefits and recoveries. If any such proceeds, benefits or recoveries are received by an Indemnified Party (or any of its Affiliates) with respect to any Damages after an Indemnifying Party has made a payment to the Indemnified Party with respect thereto, the Indemnified Party (or such Affiliate) shall pay to the Indemnifying Party the amount of such proceeds, benefits or recoveries (up to the amount of the Indemnifying Party's payment).

          (b) Upon making any payment to an Indemnified Party in respect of any Damages, and the Indemnified Party's payment in full of Damages, the Indemnifying Party shall, to the extent of such payment by the Indemnifying Party, be subrogated to all rights of the Indemnified Party (and its Affiliates) against any third party in respect of the Damages to which such payment relates. Such Indemnified Party (and its Affiliates) and Indemnifying Party shall execute upon request all instruments reasonably necessary to evidence or further perfect such subrogation rights.

          (c) Purchaser and Sellers shall use commercially reasonable efforts to mitigate any Damages, including by asserting claims against a third party; provided, that no party shall be required to use such efforts if they reasonably believe such actions would be detrimental in any material respect to such party. For avoidance of doubt, any costs or expenses involved in undertaking mitigation shall be included in Damages.

          (d) To the extent that any breach of any representation or warranty contained in this Agreement or any breach of any other provision of this Agreement that arises after the Closing is capable of remedy, the Indemnified Party shall afford the Indemnifying Party a reasonable opportunity to remedy the matter complained of.

     9.6 Claims. As promptly as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement that does not involve a Third Party Claim (as defined in Section 9.7), the Indemnified Party shall give notice to the Indemnifying Party of such claim, which notice shall, to the extent such information is reasonably available, specify in reasonable detail the facts alleged to constitute the basis for such claim, the representations, warranties, covenants and obligations alleged to have been breached and the amount that the Indemnified Party seeks hereunder, if known, from the
Indemnifying Party, together with such information, to the extent such information is reasonably available, as may be reasonably necessary to assist the Indemnifying Party in determining that the limitations in Section 9.4 have been satisfied or do not apply. No failure to provide notice under this Section
9.6 or under Section 9.7 in the time frames specified shall adversely affect an Indemnified Party's rights to indemnification except to the extent the Indemnifying Party is actually prejudiced or harmed by such failure.

     9.7 Notice of Third Party Claims; Assumption of Defense. The Indemnified Party shall give notice as promptly as is reasonably practicable, but in any event no later than fifteen (15) Business Days after receiving notice thereof, to the Indemnifying Party of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement (a "Third Party Claim") (which notice shall, to the extent such information is reasonably available, specify in reasonable detail the facts alleged to constitute the basis for such claim, the representations, warranties, covenants and obligations alleged to have been breached and the amount of such claim together with such information as may be necessary for the Indemnifying Party to determine that the limitations in Section 9.4 have been satisfied or do not apply). The Indemnifying Party shall have the right to defend the Indemnified Party against any such claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the claim that the Indemnifying Party shall assume the defense of such claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any such claim if the claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party that the Indemnified Party reasonably determines, after conferring with its outside counsel and the Indemnifying Party's outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of such claim can be so separated from that portion for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

     If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. To the extent the Indemnified Party is entitled to indemnification hereunder with respect to such claim, if and to the extent the Indemnifying Party does not assume the defense of any such claim, suit, action or proceeding, the Indemnifying Party shall nonetheless be responsible for the payment when due of all reasonable costs and expenses incurred in defense of the claim, suit, action or proceeding. Whether or not the Indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     9.8 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Party or the Indemnifying Party, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in
Section 9.7 shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that (i) no obligation or restriction shall be imposed on the Indemnified Party as a result of such settlement or compromise without its prior written consent and no Damage shall be imposed on the Indemnified Party as a result of such settlement or compromise without its prior written consent, which consent shall not be unreasonably withheld, and (ii) the Indemnified Party will not compromise or settle any claim, suit, action or proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

     9.9 Limitations on Liability. Notwithstanding any provision herein, neither of Sellers nor Purchaser shall in any event be liable to the other parties hereto, Purchaser Indemnified Parties or Seller Indemnified Parties, as applicable, on account of any breach of this Agreement or any of the other Transaction Documents for any indirect, consequential, special, incidental or punitive damages. Each of Sellers and Purchaser acknowledge and agree that for purposes of this Article 9, any damages actually paid by or on behalf of them to a third party in respect of a Third Party Claim shall be considered direct damages rather than indirect, consequential, special, incidental or punitive damages.

     9.10 Exclusive Remedy. Following the Closing, the indemnification provisions set forth in this Article 9 and Article 10 shall provide the exclusive remedy for breach of any covenant, agreement, representation or warranty set forth in this Agreement, except that the indemnification provisions set forth in this Article 9 and Article 10 do not limit (i) either parties right to seek equitable relief in a court of competent jurisdiction to prevent or remedy a breach of the other party's obligations hereunder, including the obligations set forth in Section 5.4, (ii) any party's remedies for breaches of the non-competition and non-solicitation provisions contained in Section 5.19, or (iii) any party's remedies with respect to fraud by the other party.

     9.11 Purchase Price  Adjustments.  Any amounts payable under Section 9.2 or
Section 9.3 shall be treated by Purchaser and Sellers as an adjustment to the Purchase Price.

                                   ARTICLE 10.
                                   TAX MATTERS

10.1     Filing Tax Returns; Payment of Taxes.

          (a) Sellers shall cause to be prepared and filed in a timely manner all Tax Returns for Income Taxes with respect to the income, assets, properties or operations of the Company for all periods ending on or before the Closing Date ("Pre-Closing Tax Periods"), including for those jurisdictions and Governmental Authorities that permit or require a short period Tax Return for Income Taxes, for the period ending on the Closing Date. All such Tax Returns shall be prepared and filed in a manner consistent with past practice of the Company, except as required by applicable Law. Without undue disruption to the operations of the Company, Purchaser shall cause the Company to cooperate fully and promptly in connection with Sellers' preparation and filing of such returns. The books and records of the Company will be maintained, and the Tax Returns of the Company will be filed, so as to accurately reflect the operations of the Company through the end of the Closing Date.

          (b) Purchaser shall cause to be prepared and filed in a timely manner all other Tax Returns required to be filed by the Company for periods ending on or before the Closing Date and for Straddle Periods, after giving Sellers the opportunity to review and approve (not to be unreasonably withheld) any Tax Return relating to a Tax Period including any pre-Closing item; provided, however, that Sellers shall be responsible for any Taxes shown on such Tax Returns that are attributable to the Pre-Closing Tax Period or that portion of a Straddle Period relating to the period ending on the Closing Date except to the extent such Taxes have been reserved for as a liability on the Closing Balance Sheet and resulted in a reduction to the Purchase Price under Section 2.3 hereof.

          (c) None of Purchaser or any of its Affiliates shall (or after the Closing, shall cause or permit the Company to) amend, refile or otherwise modify (or grant an extension of any statute of limitations with respect to) any Tax Return relating in whole or in part to the Company (i) with respect to any Pre-Closing Tax Period, or (ii) with respect to any Straddle Periods without the prior written consent of Sellers, which consent shall not be unreasonably withheld. If any position on any Tax Return filed after the Closing Date with respect to the Company for Tax Periods beginning on or after the Closing Date could reasonably be expected to affect the Tax liability of Sellers, Purchaser shall notify Sellers and shall take such position on such Tax Return only with the approval of Sellers, which shall not be unreasonably withheld.

          (d) For purposes of this Agreement, Taxes for periods that include, but do not end on the Closing Date shall be apportioned as follows: (i) Taxes that are based on or measured by income or gross receipts or imposed in connection with any sale, transfer or assignment or any deemed sale, transfer or assignment of property, shall be determined based on an interim closing of the books as of the close of business on the Closing Date, (ii) Taxes (other than those described in clause (i)), shall be deemed equal to the amount of Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the portion of the taxable period ending on the Closing Date, and the denominator of which is the total number of days in the entire Taxable Period.

     10.2 Cooperation on Tax Matters.

          (a) Subject to the provisions of Section 10.5, Purchaser, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article 10. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Personnel of the Company shall be available to execute Tax statute of limitation waivers and amended Tax Returns at Sellers' request for the Tax Returns for the Tax Period prior to the Closing Date. Purchaser and Sellers shall (i) retain all books and records with respect to Tax matters pertinent to the Company relating to any Taxable Period beginning before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by Purchaser or Sellers, any extensions thereof) of the respective Taxable Periods, and to abide by all record retention agreements entered into with any taxing authority and (ii) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Purchaser or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

          (b) Purchaser and Sellers, upon reasonable request by the other party, shall use all commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

     10.3 Tax Indemnification. Without duplication, Parent agrees to indemnify Purchaser Indemnified Parties against and agrees to hold Purchaser Indemnified Parties harmless from any and all Taxes imposed on the Company in respect of its income, business, property or operations, or for which the Company may otherwise be liable, for any Pre-Closing Tax Period and that portion of a Straddle Period relating to the period ending on the Closing Date, except to the extent such Taxes have been reserved for as a liability on the Closing Balance Sheet and resulted in a reduction to the Purchase Price under Section 2.3 hereof. Notwithstanding any provision to the contrary herein, Parent's obligation to indemnify Purchaser Indemnified Parties under this Section 10.3 shall not be subject to the limitations on indemnification under Section 9.4.

     10.4 Refunds.

          (a) Any required amended Tax Return relating to a Pre-Closing Tax Period or that portion of a Straddle Period relating to the period ending on the Closing Date and any refund claims relating to a Pre-Closing Tax Period or that portion of a Straddle Period relating to the period ending on the Closing Date shall be prepared by Sellers.

          (b) Any refunds or credits of Taxes of the Company for any Pre-Closing Tax Period or that portion of a Straddle Period relating to the period ending on the Closing Date shall be for the benefit of Sellers (except to the extent such refunds have been accrued as an asset on the Closing Balance Sheet and resulted in an increase to the Purchase Price under
     Section 2.3 hereof) and any refunds or credits of the Company for that portion of a Straddle Period beginning on the day after the Closing Date shall be for the benefit of Purchaser.

          (c) Purchaser shall promptly pay over (or cause the Company to pay over) to Sellers all refunds received by Purchaser or its Affiliates to which Sellers are entitled under this Section 10.4 (including interest with respect thereto), and Sellers shall promptly pay or cause to be paid over to Purchaser (or the Company) all refunds to which Purchaser (or the Company) is entitled under this Section 10.4 (including interest with respect thereto).

     10.5 Audits and Contests with Respect to Taxes.

          (a) So long as Taxable Periods of the Company ending on or before, or including, the Closing Date remain open for an assessment of Tax, Purchaser and Sellers shall notify the other in writing within fifteen (15) Business Days after receipt by Purchaser or Sellers of written or oral notice of:

               (i) any pending or threatened audit or assessment with respect to Taxes of the Company relating to any Pre-Closing Tax Period or Straddle Period, and

               (ii) any pending or threatened audit or assessment with respect to Taxes of Purchaser that may affect the Tax liabilities of the Company for any Pre-Closing Tax Period or Straddle Period.

          (b) Within fifteen (15) Business Days after Sellers' receipt of a notice respecting an item or items for which it is responsible pursuant to
     Section 9.2, Sellers may elect, so long as Parent has an obligation to indemnify Purchaser Indemnified Parties hereunder with respect to such audit, by written notice to Purchaser, to contest the audit or assessment in the name of the Company. If Sellers so elect, Sellers, at their expense, shall be responsible for the defense of the item or items at issue; provided, however, that Purchaser shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Sellers, and agrees to cooperate, and will cause the Company to cooperate, in the contest of such audit or assessment by making relevant documents and employees available to Sellers, and to execute such documents (including powers of attorney) as may be reasonably necessary to allow Sellers to conduct the defense. If Sellers elect to conduct a defense, then all decisions with respect to the negotiation, settlement, or litigation of the item or items at issue shall be made by Sellers and shall be binding upon Purchaser, except that Sellers shall not agree to any adjustment, or making any Tax election, that will or may create an increase in Taxes for the Company or Purchaser in respect of any period ending after the Closing Date without the prior written consent of Purchaser, which consent shall not be unreasonably withheld and, subject to Section 9.10 hereof and so long as Sellers are obligated to indemnify Purchaser Indemnified Parties hereunder with respect to such audit, shall promptly indemnify Purchaser for, and hold Purchaser harmless against, any such increase and no payment shall be made under this Section 10.5 to the extent that the related Tax Benefits or Tax Detriments have been accrued on the Closing Balance Sheet and resulted in an adjustment to the Purchase Price under Section 2.3 hereof.

     10.6 Audit Adjustments.

          (a) If as a result of the examination of the federal, state, or local income or franchise Tax Returns of the Company, or any group of corporations that includes the Company for a taxable year ending on or before, or including, the Closing Date, there shall be made after the Closing Date any adjustment that increases deductions, losses, or credits against Taxes or that decreases income, gain or recapture of credits against Taxes ("Tax Benefits") or that increases income, gain, or recapture of credits against Taxes or decreases deductions, losses or credits against Taxes ("Tax Detriments") for any taxable year and that will permit Sellers or the Company (or any entity that is included in a Tax Return that includes Purchaser or the Company) to increase the Tax Benefits or decrease the Tax Detriments to which they would otherwise have been entitled for any taxable year beginning on or after the Closing Date, Sellers will notify Purchaser of such adjustment and provide Purchaser with such information as may be necessary for Purchaser to take account of such increases or decreases through the filing of a claim of refund or otherwise. Purchaser shall take any reasonable actions necessary to secure the benefit of such increases or decreases. In any taxable year in which the net effect of such adjustments is a Tax Benefit to the Company, Purchaser shall indemnify Sellers for such benefit (plus any interest actually received by Purchaser from the relevant Tax authority, less Purchaser's reasonable net expenses incurred in securing such benefit) within thirty (30) Business Days after the Tax Return reflecting those net Tax Benefits is filed; if the net effect is a Tax Detriment to the Company, Sellers shall indemnify Purchaser for such detriment (plus any reasonable expenses of Purchaser incurred in attempting to mitigate such detriment) to the extent that such detriment is not indemnified pursuant to this Section 10.6, within thirty (30) Business Days after the Tax Return reflecting those net Tax Detriments is filed. If, after Purchaser or Sellers have made a payment to the other in respect of a Tax Benefit or Tax Detriment, there is a subsequent adjustment in the amount of such Tax Benefit or Tax Detriment as a result of an examination by federal, state, or local Tax authorities, Purchaser or Sellers, as the case may be, shall make an appropriate payment for the amount of such adjustment in such Tax Benefit or Tax Detriment, promptly after the Tax Return reflecting such adjustment is filed. Each party agrees to use commercially reasonable efforts to defend against any such adjustment that is a decrease in Tax Benefits or an increase in Tax Detriments.
     Notwithstanding any other provision contained herein, this Section 10.6 shall be subject to the limitations set forth in Section 9.10 and shall apply only so long as Sellers and Purchaser are obligated hereunder to indemnify Purchaser Indemnified Parties or Seller Indemnified Parties, respectively, with respect to such audit and no payment shall be made under this Section 10.6 to the extent that the related Tax Benefits or Tax Detriments have been accrued on the Closing Balance Sheet and resulted in an adjustment to the Purchase Price under Section 2.3 hereof.

          (b) In  calculating  any  amount to be  indemnified  pursuant  to this
     Section 10.6, each party shall be deemed to be subject to Tax at the combined effective Tax rate for the Taxable Period in question, taking into account the appropriate state apportionment factors of the Company for the Taxable Period in question. Any payment pursuant to this Section 10.6 shall constitute an adjustment to the Purchase Price under this Agreement.

     10.7 Tax Withholding. Sellers and Purchaser agree that for the purposes of FICA Tax withholding and any comparable state or local Tax withholding (to the extent permitted under applicable state and local Laws), Purchaser shall treat all wages paid by the Company in 2005 to each current Company Employee, if any, who becomes employed by Purchaser immediately after the Closing as paid by Purchaser pursuant to Section 3121 of the Code and any comparable provisions of applicable state and local Laws, and Sellers agree to provide Purchaser with all related documentation, including, without limitation, a completed W-4 form for each such Company Employee. Sellers and Purchaser agree to follow the "Alternate Procedure for Predecessors and Successors" as set forth in IRS Revenue Procedure 2004-53. Sellers and Purchaser agree, in accordance with such procedure, to each file with the Internal Revenue Service a Schedule D (Form 941) with the Form 941 for the first quarter of 2006. Sellers agree to provide Purchaser with all information necessary for Purchaser to assume the Company's 2006 W-2 obligations with respect to each current Company Employee, if any, who becomes employed by Purchaser immediately after the Closing.

     10.8 Tax Sharing Agreements. All tax sharing agreements or similar arrangements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

                                   ARTICLE 11.
                                  MISCELLANEOUS

     11.1 Expenses. Except as provided below or as otherwise provided in this Agreement, each party hereto shall bear its own expenses with respect to this transaction. Purchaser and Parent shall each pay one-half of any HSR Act or similar filing or reporting fee, and any fees in connection with obtaining State PUC Consents or FCC Consents. All fees (including notarial fees) or transfer, conveyance, sales, use or similar Taxes on or with respect to the sale and transfer of the Purchased Interests (including any Taxes with respect to the transfer or deemed transfer of the assets of the Company) shall be paid by the party legally obligated to pay (but not withhold) such amounts. Parent shall pay any transfer, conveyance, sales, use or similar Taxes with respect to the transfer of the Retained Assets prior to the Closing.

     11.2 Amendment. This Agreement may be amended, modified or supplemented only in writing signed by each of the parties hereto.

     11.3 Notices. Any written notice to be given hereunder shall be given in writing and shall be deemed given: (a) when received if given in person, (b) on the date of transmission if sent by facsimile, e-mail or other wire transmission (receipt confirmed), (c) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, and (d) if sent by an internationally recognized overnight delivery service, the second day following the date given to such overnight delivery service (specified for overnight delivery). All notices shall be addressed as follows:

         If to either Seller to:

         Citizens Communications Company
         3 High Ridge Park
         Stamford, Connecticut 06905
         Attention:........Daniel McCarthy
         Title:   .........Executive Vice President, Chief Operating Officer
         Telephone:........(203)-614-5080
         Fax:     .........(203)-614-4661

         with a copy to:

         Citizens Communications Company
         3 High Ridge Park
         Stamford, Connecticut 06905
         Attention:........Hilary E. Glassman, Esq.
         Title:   .........Senior Vice President, General Counsel and Secretary
         Telephone:........(203) 614-5059
         Fax:     .........(203) 614-4651
         and

         Finn Dixon & Herling LLP
         One Landmark Square, 14th Floor
         Stamford, Connecticut 06901
         Attention:        Michael J. Herling, Esq.
         Telephone:        (203) 325-5015
         Fax:              (203) 348-5777

         If to Purchaser, addressed as follows:

         Integra Telecom Holdings, Inc.
         1201 NE Lloyd Blvd., Suite 500
         Portland, Oregon 97232

         Attention: Deborah Harwood, Vice President and General Counsel Telephone:(503)-453-8000
         Facsimile: (503)-453-8221

         with a copy to:

         Perkins Coie LLC
         1120 NW Couch Street, Tenth Floor
         Portland, Oregon 97209

         Attention:  Allan Abravanel
         Telephone:  (503)-727-2000
         Facsimile:  (503)-727-2222

     11.4 Waivers. Subject to the limitations contained in this Agreement (including, without limitation, those set forth in Section 9.1), the failure of a party to require performance of any provision hereof shall not affect its right at a later time to enforce the same. No waiver by a party of any term, covenant, representation or warranty contained herein shall be effective unless in writing. No such waiver in any one instance shall be deemed a further or continuing waiver of any such term, covenant, representation or warranty in any other instance.

     11.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.6 Headings. The headings preceding the text of Articles and Sections of this Agreement and the Schedules and Exhibits thereto are for convenience only and shall not be deemed part of this Agreement.

     11.7 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal Laws, and not the laws of conflicts, of the State of Delaware. THE PARTIES EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONJUNCTION IN ANY MANNER WITH TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     11.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, that no assignment of either party's rights or obligations may be made without the written consent of the other party and any such assignment shall provide that the assigning party will continue to be bound by all obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that its assignee fails to do so. Notwithstanding the foregoing, this Agreement may be assigned by a party (the "Assigning Party") after Closing without the consent of the other party (the "Non-assigning Party") to an Affiliate of the Assigning Party, provided that advance notice of the assignment is given to the Non-assigning Party, such Affiliate enters into a written agreement with the Non-assigning Party to be bound by the provisions of this Agreement in all respects and to the same extent as the Assigning Party is bound and that the Assigning Party will continue to be bound by all obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such Affiliate fails to do so.

     11.9 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto; provided that in addition to Sellers and Purchaser, Seller Indemnified Parties and Purchaser Indemnified Parties, as the case may be, shall also enjoy the benefits of indemnities made herein which are expressly stated to be in their favor; provided, however, that no Person other than the parties hereto shall have the right to enforce the provisions of Section 5.5. In this regard, the parties agree that such Persons shall have the right to enforce those provisions directly against the applicable Indemnifying Party.

     11.10 Schedules. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not in the ordinary course of business for purposes of this Agreement.

     11.11 Incorporation. The respective Schedules, Exhibits and Appendices attached hereto and referred to herein are incorporated into and form a part of this Agreement.

     11.12 Complete Agreement. The Transaction Documents and the Confidentiality Agreement constitute the complete agreement of the parties with respect to the subject matter hereof and supersede all prior discussions, negotiations and understandings.

     11.13 Public Announcements. Sellers and Purchaser each agree that they and their Affiliates shall not issue any press release or otherwise make any public statement or respond to any media inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other parties, which shall not be unreasonably withheld or delayed, except as may be required by Law or by any stock exchanges having jurisdiction over Sellers, Purchaser or their respective Affiliates.

     11.14 Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties thereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first set forth above.

                         SELLERS:

                         CITIZENS COMMUNICATIONS COMPANY

                         By: /s/ Jerry Elliott
                            -------------------------
                         Name: Jerry Elliott
                         Title: President



                         CU CAPITAL LLC
                         By Citizens Communications Company, its sole member

                         By: /s/ Jerry Elliott
                             -------------------------
                         Name: Jerry Elliott
                         Title: President




                         INTEGRA TELECOM HOLDINGS, INC.


                         By: /s/ Dudley R. Slater
                            ---------------------------
                         Name: Dudley R. Slater
                         Title: Chief Executive Officer